Exhibit 10.89

LEASE
(Triple Net)

This Lease (Lease) is made and entered into by and between the Landlord and Tenant named below, who agree as follows:

PART I

SUMMARY OF BASIC LEASE TERMS

The basic terms of this Lease are:

1. Date of Lease: June 2, 2015 (For references purposes.)

2. Landlord: Brandin Court Associates, LLC, a California limited liability company

3. Tenant: The Spectranetics Corporation, a Delaware corporation

4. Premises and Building:

(a) Project: One approximately 70,074 Rentable Square Foot office/light industrial building commonly known as 5005-5055 Brandin Court, Fremont, CA, 94538 (Building) and associated parking lot and landscaped grounds

(b) Premises (section 1.1): Approximately 21,994 Rentable Square Foot unit, commonly known as 5045-5055 Brandin Court, Fremont, CA, 94538

5. Lease Term:

(a) Duration (section 3.1): Sixty (60) months

(b) Lease Commencement Date (section 3.1): June 1, 2016

(c) Lease Expiration Date (section 3.1): May 31, 2021

(d) Early Access Date (section 3.3): Not applicable. Tenant currently occupies the Premises under a prior lease.

6. Base Rent (section 4.1):

Lease Year 1: $16,495.50 per month

Lease Year 2: $16,990.37 per month

Lease Year 3: $17,500.08 per month

Lease Year 4: $18,025.08 per month

Lease Year 5: $18,565.83 per month

7. Additional Rent (Article 5):

(a) Tenant's Share of Direct Expenses (subsection 5.2.4): 31.386%

(b) Additional Rent Installment upon Lease Commencement (section 5.3.1): $5,938.38 per month (based on $0.27 psf per year)

8. Security Deposit (section 6.1): $30,000.00 which is held by Landlord under the existing lease dated June 1, 2010 (the “Existing Lease”) and retained under this Lease.

9. Permitted Use (section 7.1): Management, development and production of medical devices and related ancillary uses, general office use and related ancillary uses, and general development and production use and related ancillary uses.

10. Liability Insurance (minimum) (subsection 14.5.10):

(a) General aggregate limit (other than products-completed operations): $5,000,000.00

(b) Products-completed operations aggregate limit: $5,000,000.00

(c) Personal injury and advertising injury limit: $2,000,000.00

(d) Each occurrence limit: $5,000,000.00

11. Late Charge and Interest (Article 24):

(a) Late charge (section 24.1): 6% of rent installment due

(b) Interest on delinquent Rent (section 24.2): Ten percent (10%) per year

12. Parking (section 30.1): Non-exclusive right to use of 30 onsite parking spaces located at the southern portion of the Project (in front of and beside the Premises).

13. Addresses for Notices and Payments:

(a) Landlord's address for notices (subsection 31.12.2):

Mail:

Brandin Court Associates, LLC
c/o D&J Construction, Inc.
Attn.: Tammy Eliseian
P. O. Box 1856
Fremont, CA 94538

Street:

Brandin Court Associates, LLC
c/o D&J Construction, Inc.
Attn.: Tammy Eliseian
3390 Seldon Ct.
Fremont, CA 94539

Tel.: 510-657-7171 x115
Fax: 510-657-7177
Tammy’s Cell: (510) 823-1092
tammy@joncethomas.com

And, for notices of default, a copy to:

Lawrence R. Jensen
Attorney at Law
P.O. Box 90219
San Jose, CA 95109-3219

Tel.: 408-899-2510
Fax: 408-899-2403
Larry@lrjensenlaw.com

(b) Landlord's address for payments (subsection 4.1):

Mail:

Brandin Court Associates, LLC
c/o D&J Construction, Inc.
Attn.: Tammy Eliseian
P. O. Box 1856
Fremont, CA 94538

Street:

Brandin Court Associates, LLC
c/o D&J Construction, Inc.
Attn.: Tammy Eliseian
3390 Seldon Ct.
Fremont, CA 94539

(c) Tenant's address (subsection 31.12.2)

(1) Before Lease Commencement Date:

The Spectranetics Corporation
Attn.: Director, Facilities
9965 Federal Drive
Colorado Springs, CO 80921

With a copy to:

The Spectranetics Corporation
Attn.: General Counsel
9965 Federal Drive
Colorado Springs, CO 80921

(2) After Lease Commencement Date:

The Spectranetics Corporation
Attn.: Director, Facilities
9965 Federal Drive
Colorado Springs, CO 80921

With a copy to:

The Spectranetics Corporation
Attn.: General Counsel
9965 Federal Drive
Colorado Springs, CO 80921

(d) Address of Landlord's lender (subsection 31.12.3): Not applicable.

14. Brokers (section 31.24):	Landlord’s: Lee & Associates Oakland, Inc., by Andrew Stoddard

Tenant’s (if any): DTZ by James Wachholz

STATUTORY DISCLOSURE: California Civil Code §1938 was enacted on September 19, 2012, and states that "[a] commercial property owner or lessor shall state on every lease form or rental agreement executed on or after July 1, 2013, whether the property being leased or rented has undergone inspection by a Certified Access Specialist (CASp), and, if so, whether the property has or has not been determined to meet all applicable construction-related accessibility standards pursuant to Section 55.53."

Landlord hereby discloses that the Project and Premises have NOT undergone inspection by a CASp.

PART II

LEASE PROVISIONS

Article 1, REAL PROPERTY, PROJECT, AND PREMISES

1.1. Lease of Premises. Landlord leases to Tenant and Tenant leases from Landlord the premises described in Summary of Basic Lease Terms section 4(b) (Premises), which is located in the Building described in Summary section 4(a) (Project), reserving to Landlord the rights described in Lease section 1.3. The estimated Rental Square Footage of the Project and the Premises are set forth in Summary sections 4(a) and 4(b). The Project, the areas servicing the Project (including any adjacent parking structure and parking area), and the land on which the Project and those areas are located are sometimes collectively referred to as the Real Property (Real Property). Tenant acknowledges that Landlord has made no representation or warranty regarding the condition of the Real Property except as specifically stated in this Lease. Tenant further acknowledges that Landlord has not measured the total or Rentable square footage of the Project and the Premises and is relying on representations regarding the approximate square footage of the same provided by third parties. If the actual square footage or estimated Rentable Square Footage of Premises and Project were material to Tenant’s agreement to enter into this Lease, Tenant was in possession of the Premises under a prior lease, Landlord has made the Building available to Tenant prior to execution of this Lease, and Tenant therefore has had ample opportunity to measure the same to Tenant’s satisfaction. Rent shall not be adjusted upwards or downwards in the event the actual square footage or Rental Square Footage of the Premises or Project are different than represented in this Lease.

1.2. Appurtenant Rights. Tenant is granted the right at all times during the Lease Term to the nonexclusive use of the parking area, pedestrian walkways, and other public or common areas located on the Real Property. Landlord, however, has the sole discretion to determine the manner in which those parking, public and common areas are maintained and operated (however they shall be maintained and operated consistent with other similar projects in the vicinity of this Project), and the use of those areas shall be subject to the terms of this Lease and to Landlord’s Rules and Regulations, as the same may be amended from time to time.

1.3. Landlord's Reservation of Rights. The following rights are reserved to Landlord:

(a) The right to all of the Project, except for the space within the Premises;

(b) The right to use the exterior walls, floor, roof, and plenum in, above, and below the Premises for the installation, maintenance, use, and replacement of pipes, ducts, utility lines, systems, and structural elements serving the Building and for such other purposes as Landlord deems necessary;

(c) The rights reserved to Landlord by provisions of this Lease or by operation of law;

(d) The exclusive right to consent to the use or occupancy of the Premises by any person other than Tenant; and

(f) All rights in the economic value of the leasehold estate in the Premises, as stated in Articles 16-17.

1.4. Preparation of Premises; Acceptance. Tenant leases the Premises in its "as-is" condition as of the Date of Lease.

Article 2, SUBSTITUTION OF OTHER PREMISES

2.1. Omitted.

Article 3, LEASE TERM

3.1. Lease Term. The provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (Lease Term) shall be the period stated in Summary of Basic Lease Terms section 5(a). The Lease Term shall commence on the date (Lease Commencement Date) stated in Summary section 5(b) and shall expire at 5:00 p.m. on the date (Lease Expiration Date) stated in Summary section 5(c) unless this Lease is sooner terminated as provided in this Lease.

3.2. Confirmation of Lease Information. Omitted.

3.3. Early Access. Omitted.

3.4. Lease Year. For purposes of this Lease, the term Lease Year (Lease Year) means each consecutive twelve-month (12-month) period during the Lease Term, provided, however:

(a) The first Lease Year commences on the Lease Commencement Date and ends on the last day of the twelfth (12th) calendar month thereafter;

(b) The second (2nd) and each succeeding Lease Year commences on the first day of the next calendar month; and

(c) The last Lease Year ends on the Lease Expiration Date or earlier date of termination.

3.5. Delay in Delivery of Premises. If Landlord fails to deliver possession of the Premises to Tenant on or before the Lease Commencement Date, Landlord shall not be subject to any liability for its failure to do so. This failure shall not affect the validity of this Lease or the obligations of Tenant under it, but the Lease Term (and Tenant’s obligation to pay Rent) shall commence on the date on which Landlord delivers possession of the Premises to Tenant.

3.6 Option to Extend. If Tenant is not in default at the time Tenant gives notice of its desire to renew or at the commencement of the Renewal Term, Tenant may renew the Lease for one (1) additional period of FIVE (5) years (the “Renewal Term”), by delivering written notice of the exercise thereof to Landlord not earlier than fifteen (15) months nor later than twelve (12) months before the expiration of the Lease Term.

(a)    The Base Rent payable for each month during the Renewal Term shall be the prevailing rental rate (the “Prevailing Rental Rate”), at the commencement of the Renewal Term, for space in the Project, or comparable buildings in vicinity of the Project, of equivalent quality, size, utility and location, with the length of the Renewal Term. Within thirty (30) days after receipt of Tenant’s notice to renew, Landlord shall deliver to Tenant written notice of the proposed Prevailing Rental Rate and shall advise Tenant of the proposed adjustment to Base Rent, if any. Tenant shall, within ten (10) days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate. Tenant shall, within ten (10) days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate.

(b)    If Tenant rejects Landlord’s determination of the Prevailing Rental Rate, Tenant may notify Landlord, within ten (10) days after Landlord delivers notice of the Prevailing Rental Rate to Tenant, of the rental rate that Tenant asserts as the Prevailing Rental Rate (“Tenant’s Rate”) applicable hereunder. Thereafter, each party shall, within ten (10) days after the Tenant submits Tenant’s Rate, designate by written notice to the other party one (1) qualified real estate broker of good reputation, having at least five (5) years’ experience in the Fremont metropolitan area real estate market. The two (2) brokers so designated shall, together immediately select a third (3rd) similarly qualified broker and within twenty (20) days after such selection, each of the three (3) brokers shall independently and simultaneously make a determination as to what each believes to be the Prevailing Rental Rate. The Prevailing Rental Rate for purposes of the renewal term shall be the average of the two (2) closest (to each other) determinations of the Prevailing Rental Rate as asserted by the three (3) brokers. Each party shall bear the costs and fees of the broker they select and the costs and fees of the third (3rd) broker shall be shared equally by the Landlord and Tenant. If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate or the Prevailing Rental Rate is determined as provided above, then, on or before the commencement date of the Renewal Term, Landlord and Tenant shall execute an amendment to the Lease extending the Term on the same terms provided in the Lease, except as follows: (A) Base Rent shall be adjusted to the Prevailing Rental Rate; and (B) Tenant shall have no further renewal option unless expressly granted by Landlord in writing.

(c)    If Tenant fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate, time being of the essence with respect thereto, Tenant’s rights under this Section 3.6 shall terminate and Tenant shall have no right to renew the Lease. Tenant’s rights under this Section 3.6 shall terminate if (1) the Lease as amended by this Amendment or Tenant’s right to possession of the Total Premises is terminated, or (2) Tenant fails to timely exercise its option under this Section 3.6, time being of the essence with respect to Tenant’s exercise thereof.

Article 4, BASE RENT

4.1. Definition of "Base Rent"—No Setoff. Tenant shall pay to Landlord base rent (Base Rent) in equal monthly installments as set forth in Summary of Basic Lease Terms section 6 in advance, on or before the first day of every calendar month during the Lease Term, without any prior demand, abatement, setoff, or deduction. Payment shall be made at Landlord’s Address for Payments set forth in Summary of Basic Lease Terms section 13(b) or at any other place that Landlord may from time to time designate in writing. Payment must be in United States dollars, either in the form of a check, cashier’s check or certified check or via electronically transmitted funds.

4.2. Initial Payment; Proration. If any payment date (including the Lease Commencement Date) for "Rent," as defined in section 5.1, is for a period shorter than one calendar month, the Rent for that fractional calendar month shall accrue on a daily basis for each day of that fractional month at a daily rate equal to 1/30 of the total monthly Rent. All other payments or adjustments that are required to be made under the terms of this Lease and that require proration on a time basis shall be prorated on the same basis. Any Base Rent prorated for the first partial calendar month of the Lease Term shall be due and payable on the first day of the first full calendar month of the Lease Term.

4.3. Application of Payments. All payments received by Landlord from Tenant shall be applied to the oldest payment obligation owed by Tenant to Landlord. No designation by Tenant, either in a separate writing or on a check or money order, shall modify this clause or have any force or effect.

4.4. Certified Funds. If any noncash payment made by Tenant is not paid by the bank or other institution on which it is drawn, whether due to insufficient funds, Tenant’s instruction to the drawee to stop payment on a check, draft, or order for the payment of money, or other cause, Landlord shall have the right, exercised by notice to Tenant, to require that Tenant make all future payments by certified funds or cashier's check.

4.5 Increase in Base Rent for Option Terms. Omitted.

Article 5, ADDITIONAL RENT

5.1. Additional Rent; Rent. In addition to paying the Base Rent specified in Article 4, Tenant shall pay as additional rent Tenant's Share of the annual Direct Expenses (as defined in subsections 5.2.1, 5.2.3). That additional rent, together with other amounts of any kind (other than Base Rent) payable by Tenant to Landlord under the terms of this Lease, shall be collectively referred to in this Lease as Additional Rent (Additional Rent). Base Rent and Additional Rent are collectively referred to in this Lease as Rent (Rent). All amounts due under this Article 5 as Additional Rent are payable for the same periods and in the same manner, time, and place as the Base Rent. Without limitation on other obligations of Tenant that survive the expiration of the Lease Term, Tenant's obligations to pay the Additional Rent provided for in this Article 5 shall survive the expiration of the Lease Term.

5.2. Definitions. The following definitions apply in this Article 5:

5.2.1. Direct Expenses. Direct Expenses (Direct Expenses) means Operating Expenses plus Tax Expenses.

5.2.2. Expense Year. Expense Year (Expense Year) means each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

5.2.3. Operating Expenses. Operating Expenses (Operating Expenses) means (a) all expenses, costs, and amounts of every kind that Landlord pays or incurs in accordance with customary and sound management practices during any Expense Year because of or in connection with the ownership, operation, management, maintenance, repair, replacement, or restoration of the Real Property, and (b) Landlord’s Management Fee, which is calculated on an annual basis as seven percent (7%) of Landlord’s Direct Expenses incurred in the twelve month period ending on the date prior to the then current Lease Year, and then allocated to Tenant in the same percentage as Tenant’s Share of Direct Expenses. Operating Expenses shall be calculated in a consistent and uniform manner.

5.2.3.1. Examples of Operating Expenses. The definition of "Operating Expenses" includes any amounts paid or incurred for:

(a) The cost of operating, managing, maintaining, and repairing the following systems: utility, mechanical (including HVAC, sprinkler and fire suppression), sanitary, and storm drainage.

(b) The cost of supplies and tools and of equipment, maintenance, and service contracts in connection with those systems.

(c) The cost of licenses, certificates, permits, and inspections.

(d) The cost of contesting the validity or applicability of any government enactments that may affect the Operating Expenses.

(e) The cost of insurance carried by Landlord, in amounts reasonably determined by Landlord.

(f) The cost of capital improvements or other costs incurred in connection with the Real Property that (1) are intended as a labor-saving device or to effect other economies in the maintenance or operation of, or stability of services to, all or part of the Real Property or (2) are required under any government law or regulation but that were not required in connection with the Real Property as of the Lease Commencement Date. All permitted capital expenditures shall be amortized (including interest) over their useful life, as reasonably determined by Landlord.

(g) The cost of maintaining the common areas of the Real Property, including signs, gardening, landscaping, and parking-area repaving/restriping.

(h) The cost of providing water and any other utilities or services to the Project or Real Property.

5.2.3.2. Adjustment of Operating Expenses. Omitted.

5.2.3.3. Exclusions From Operating Expenses. Despite any other provision of subsection 5.2.3, Operating Expenses shall not include:

(a) Depreciation, interest, or amortization on mortgages or ground lease payments.

(b) Legal fees incurred in negotiating and enforcing tenant leases.

(c) Real estate brokers' leasing commissions.

(d) Initial improvements or alterations to tenant spaces, including permit, license and inspection costs.

(e) The cost of providing any service directly to and paid directly by any tenant.

(f) Any costs expressly excluded from Operating Expenses elsewhere in this Lease.

(g) Costs of any items for which Landlord is entitled to receive reimbursement from insurance proceeds or a third party. Insurance proceeds shall be excluded from Operating Expenses in the year in which they are received, except that any deductible amount under any insurance policy shall be included within Operating Expenses.

(h) Costs of capital improvements, except as otherwise stated in this section 5.2.
(i) Costs incurred in connection with the original construction of the Building or in connection with any major change in the Building, such as adding or deleting common areas;

(j) Costs of repair or replacement of the foundation, structural elements, exterior walls and the underground utilities of or serving the Premises or the Project;

(k) Marketing costs, legal fees, space planners’ fees and advertising and promotional expenses, and brokerage fees incurred in connection with the original development, subsequent improvement, or original or future leasing of the Project;

(l) Costs for which any tenant directly contracts with local providers and expenses in connection with services or other benefits which are not offered to the Tenant or for which the Tenant is charged directly but which are provided to another tenant or occupant of the Project without a separate charge;

(m) Any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(n) Landlord’s general corporate overhead and general and administrative expenses and other costs associated with the operation of the business of the entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Building, including partnership or corporate accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Building, and costs incurred in connection with any disputes, including but not limited to any disputes between Landlord and its employees, between Landlord and Building management, or between Landlord and other tenants or occupants;

(o) Overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis, which parties render services in comparable Projects;

(p) Rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment, the cost of which, if purchased, would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Building which is used in providing, janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Building;

(q) All assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law (except to the extent inconsistent with the general practice of the comparable buildings) and shall be included as Operating Expenses in the year in which the assessment or premium installment is actually paid;

(r) Costs arising from the negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

(s) Costs incurred to comply with laws or regulations in effect and applicable to the Premises as of the Commencement Date of the Existing Lease relating to the removal of Hazardous Material (as defined under applicable law, and defined as such as of the Commencement Date of the initial Lease Term), which hazardous material is in existence in the Building or on the Property prior to the Commencement Date of the Existing Lease or is brought into the Building or onto the Property after the date thereof by Landlord or any other tenant of the Building (excluding Tenant), and is of such a nature that a federal, state or municipal governmental authority, if it had knowledge of the presence of such hazardous material in the state and under the conditions that it then exists in the Building or on the Project, would require the removal of such hazardous material or would require other remedial or containment action with respect thereto pursuant to laws in effect as of the commencement date of the Term (in the event that such costs of compliance are not paid by Landlord and are instead charged to Tenant or directly by a governmental authority, Landlord agrees that it will reimburse Tenant for such charges);

(t) Costs arising from Landlord’s charitable or political contributions;

(u) Costs relating to the Project which represent a new service or improvement that is in a category of expense that was not included in Operating Expenses in the first twelve (12) months of the Lease Term, provided that Landlord shall not be obligated to furnish such service or improvement without such reimbursement hereunder, however pest control services are not subject to this subsection;

(v) Interests, fine, late fees, collection costs, legal fees or penalties assessed as a result of Landlord’s failure to make payments in a timely manner or to comply with applicable laws, including regarding the payment of taxes, or to comply with the terms of any lease, mortgage, deed of trust, ground lease, private restriction or other agreement; and

(w) Other expenses that in accordance with customary and sound management practices would not be considered normal maintenance, repair, management, or operation expenses.

5.2.4. Tax Expenses. Tax Expenses (Tax Expenses) means all federal, state, county, or local government or municipal taxes, fees, charges, or other impositions of every kind (whether general, special, ordinary, or extraordinary) that are paid or incurred by Landlord during any Expense Year (without regard to any different fiscal year used by any government or municipal authority) because of or in connection with the ownership, leasing, and operation of the Real Property. These expenses include taxes, fees, and charges such as real property taxes, general and special assessments, transit taxes, leasehold taxes, and taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant); personal property taxes imposed on the fixtures, machinery, equipment, apparatus, systems, equipment, appurtenances, furniture, and other personal property used in connection with the Project.

5.2.4.1. Included Tax Expenses. Tax Expenses shall include:

(a) Any assessment, tax, fee, levy, or charge in addition to, or in partial or total substitution of, any assessment, tax, fee, levy, or charge previously included within the definition of "real property tax." Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in June 1978 and that assessments, taxes, fees, levies, and charges may be imposed by government agencies for services such as fire protection; street, sidewalk, and road maintenance; conservation; refuse removal; and other government services formerly provided without charge to property owners or occupants. In further recognition of the decrease in the level and quality of government services and amenities as a result of Proposition 13 (or as a result of any other restriction on real property taxes whether by law or by choice of the applicable legislative or assessing body), Tax Expenses shall also include any government or private assessments (or the Project's contribution toward a government or private cost-sharing agreement) for the purpose of augmenting or improving the quality of services and amenities normally provided by government agencies. Tenant and Landlord intend that all new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies, and charges be included within the definition of "Tax Expenses" for purposes of this Lease.

(b) Any assessment, tax, fee, levy, or charge allocable to, or measured by, the area of the Premises and other premises at the Real Property or the rent payable under this Lease and other leases at the Real Property (including any gross income tax with respect to the receipt of that rent), or on or relating to the possession, leasing, operating, management, maintenance, alteration, repair, use, or occupancy by tenants of their respective premises or any portion of such premises.

(c) Any assessment, tax, fee, levy, or charge on this transaction or any document to which any tenant is a party, creating or transferring an interest or an estate in the Real Property or any portion thereof.

(d) Any possessory taxes charged or levied in place of real property taxes.

5.2.4.2. Contest Costs; Refunds. Any expenses incurred by Landlord in attempting to protest, reduce, or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year in which those expenses are paid. Tax refunds shall be deducted from Tax Expenses. Such tax refunds shall be deducted from Tax Expenses in the Expense Year in which they are received by Landlord.

5.2.4.3. Excluded Taxes. Despite any other provision of subsection 5.2.4 (except as provided in subsection 5.2.4.2 or levied entirely or partially in lieu of Tax Expenses), the following shall be excluded from Tax Expenses:

(a) All excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes applied or measured by Landlord's general or net income (as opposed to rents, receipts, or income attributable to operations at the Project);

(b) Any items included as Operating Expenses; and

(c) Any items paid by Tenant under section 5.3.

5.2.5. Tenant's Share. Tenant's Share (Tenant's Share) means the percentage stated in Summary of Basic Lease Terms section 7(a). Tenant's Share is calculated by multiplying the number of Rentable Square Feet of the Premises by 100 and dividing the product by the total Rentable Square Feet in the Project. If either the Premises or the Project is expanded or reduced, Tenant's Share shall be appropriately adjusted. Tenant's Share for the Expense Year in which that change occurs shall be determined on the basis of the number of days during the Expense Year in which each such Tenant's Share was in effect.

5.3. Calculation and Payment of Additional Rent. Tenant's Share of any Direct Expenses for any Expense Year shall be calculated and paid as follows:

5.3.1. Statement of Estimated Direct Expenses. Landlord shall give Tenant a yearly expense estimate statement (Estimate Statement) stating (a) Landlord's reasonable estimate (Estimate) of the total amount of Direct Expenses for the then-current Expense Year, (b) the sum equal to the Tenant’s Share of the Estimate, and (c) the sum equal to the Tenant’s share of the Estimate divided by twelve (Additional Rent Installment). Tenant shall pay Additional Rent Installments monthly, along with the monthly Base Rent installments. Subject to subsection 5.3.2, the amount of the Additional Rent Installment for the first full calendar month of the Lease Term, due upon execution of this Lease, shall be the sum set forth in Summary of Basic Lease Terms, section 7(b).

5.3.2. Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant on or before the first day of April following the end of each Expense Year a statement stating (a) the Direct Expenses actually incurred or accrued for that preceding Expense Year (Statement) and (b) an Estimated Statement for the current Expense year (including the amount of the recalculated Additional Rent Installment applicable to the current Expense year). Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant’s Share of Direct Expenses incurred or accrued for the preceding Expense Year less Additional Rent Installments actually paid by Tenant during said year. Tenant shall further pay, with said next installment of Base Rent due, the difference between the Additional Rent Installments paid in the current Expense Year and the recalculated Additional Rent Installment contained in the Estimated Statement for the current Expense year, and Additional Rent Installments shall be payable monthly thereafter along with Base Rent in the amount of the recalculated Additional Rent Installments (until Landlord gives Tenant a superseding Statement and Estimated Statement). In the event Direct Expenses incurred or accrued for the preceding Expense Year were lower than Landlord’s Estimate for that year, Landlord shall grant Tenant a credit in the amount Tenant’s excess payment of the same paid in said Expense Year, to be applied to the Additional Rent Installment(s) next due or, if such reconciliation is completed after the Lease Term, then Landlord shall pay such overage to Tenant within thirty (30) days thereafter (and this provision shall expressly survive the expiration and termination of the Lease.) In the event the Estimated Statement for a current expense year (including the amount of the recalculated Additional Rent Installment applicable to the current Expense year) indicates that Additional Rent Installments applicable to the current Expense Year actually paid by Tenant that year (but before Landlord gave Tenant the Estimated Statement) were excessive, Landlord shall grant Tenant a credit in the amount of Tenant’s excess payment of the same paid in said Expense Year, to be applied to the Additional Rent Installment(s) next due.

5.3.3. No Waiver. Landlord's failure to furnish the Statement or Estimated Statement for any Expense Year in a timely manner shall not prejudice Landlord from enforcing its rights under this Article 5. Even if the Lease Term has expired and Tenant has vacated the Premises, if a deficiency exists when the final determination is made of Tenant's Share of the Direct Expenses for the Expense Year in which this Lease terminates or any prior Expense Year, Tenant shall within thirty (30) days of invoice pay to Landlord the amount calculated under subsection 5.3.2. Until a new Estimate Statement is furnished, Tenant shall pay monthly, along with the monthly Base Rent installments, an amount equal to one twelfth (1/12th) of the Tenant’s Share of the Direct Expenses as stated in the Estimate Statement last delivered by Landlord to Tenant. The provisions of this subsection 5.3.3 shall survive the expiration or earlier termination of the Lease Term.

5.4 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord, on demand, as Additional Rent, for any taxes required to be paid by Landlord that are not already included in Tax Expenses, excluding state, local, and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, regardless of whether such taxes are now customary or within the contemplation of the parties to this Lease, when those taxes are:

(a) Measured by or reasonably attributable to:

(1) The cost or value of Tenant's equipment, furniture, fixtures, and other personal property located in the Premises; or

(2) The cost or value of any leasehold improvements made in or to the Premises by or for Tenant;

(b) Assessed on or related to the possession, leasing, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant of:

(1) The Premises;

(2) Any portion of the Real Property; or

(3) The parking facility used by Tenant in connection with this Lease; or

(c) Assessed either on this transaction or on any document to which Tenant is a party that creates or transfers an interest or estate in the Premises.

5.5. Landlord's Books and Records. If Tenant disputes the amount of Direct Expenses stated in the Statement, Tenant may designate, within sixty (60) days after receipt of that Statement, an independent certified public accountant to inspect Landlord's records pertaining to Landlord’s calculation of Direct Expenses. Tenant is not entitled to request that inspection, however, if Tenant is then in default under this Lease. The accountant must be a member of a nationally recognized accounting firm and must not charge a fee based on the amount of Additional Rent that the accountant is able to save Tenant by the inspection. Tenant must give reasonable notice to Landlord of the request for inspection, and the inspection must be conducted in Landlord's offices at a reasonable time or times. If, after that inspection, Tenant still disputes the Additional Rent, a certification shall be made, by Landlord's independent certified public accountant. Tenant may request Landlord to select an independent Certified Public Accountant who does not provide and has not provided services to Landlord or Tenant in the previous five years reasonably acceptable to Tenant (“CPA”) to audit Landlord's books and records. The review of the CPA will be binding upon the parties. All costs relating to the CPA shall be paid for by Tenant unless the CPA discloses an error of more than three percent (3%) in the computation of the total amount of Additional Rent as set forth in the statement submitted by Landlord which is challenged; in which event Landlord shall pay the costs of the CPA.

5.5.1 Confidentiality. Tenant shall keep any information gained from its review of Landlord's records confidential and shall not disclose it to any other party, except as required by law. If requested by Landlord, Tenant shall require its employees or agents reviewing Landlord's records to sign a reasonable confidentiality agreement as a condition of Landlord providing access to such records. In no event shall this section be deemed to allow any review of any Landlord's records by any subtenant of Tenant.

Article 6, SECURITY DEPOSIT

6.1. Amount of Security Deposit; Application. Landlord acknowledges that Tenant currently has a deposit (under the Existing Lease)with Landlord a cash sum in the amount stated in Summary of Basic Lease Terms section 8 (Security Deposit). Landlord shall hold the Security Deposit as security for the performance of Tenant's obligations under this Lease. If Tenant defaults on any provision of this Lease, Landlord may (but shall not be required to), without prejudice to any other remedy it has, apply all or part of the Security Deposit to:

(a) Any Rent or other sum in default;

(b) Any amount that Landlord may spend or become obligated to spend in exercising Landlord's rights under Article 23; or

(c) Any expense, loss, or damage that Landlord may suffer because of Tenant's default.

Tenant waives the provisions of California Civil Code section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of accrued Rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage caused by the act or omission of Tenant or Tenant's officers, agents, employees, independent contractors, or invitees, including future rent payments.

6.2. Landlord's Transfer of Security Deposit on Transfer of Interest in Premises. If Landlord disposes of its interest in the Premises, Landlord shall either deliver or credit the Security Deposit to Landlord's successor in interest in the Premises and thereupon be relieved of further responsibility with respect to the Security Deposit.

6.3. Assignment or Encumbrance of Security Deposit. Tenant may not assign or encumber the Security Deposit without the prior, written consent of Landlord. Any attempt to do so shall be void and shall not be binding on Landlord.

6.4. Restoration of Security Deposit. If Landlord applies any portion of the Security Deposit, Tenant shall, within thirty (30) days after demand by Landlord, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount.

6.5. Interest on Security Deposit. Tenant is not entitled to any interest on the Security Deposit.

6.6. Return of Security Deposit. If Tenant performs every provision of this Lease to be performed by Tenant, the unused portion of the Security Deposit shall be returned to Tenant or the last assignee of Tenant's interest under this Lease within sixty (60) days following the expiration or termination of the Lease Term.

Article 7, USE

7.1. Permitted Use. Tenant shall use the Premises solely for the "Permitted Use," as defined in Summary of Basic Lease Terms section 9. Tenant shall not use or permit the Premises to be used for any other purpose without Landlord's prior written consent, which may be granted or withheld in Landlord's sole discretion.

7.2. Rules and Regulations. Tenant shall comply with any written rules promulgated by Landlord from time to time for the safety, care, and cleanliness of the Project, and Real Property or for the preservation of good order (Rules and Regulations). Landlord shall not enforce the Rules and Regulations in a discriminatory manner. Landlord shall not be responsible to Tenant for the failure of any other tenants or occupants of the Project to comply with the Rules and Regulations.

7.3. Additional Restrictions on Use. In addition to complying with other provisions of this Lease concerning the use of the Premises:

(a) Tenant shall not use or allow any person to use the Premises for any purpose that is contrary to the Rules and Regulations, that violates any Laws and Orders, that constitutes waste or nuisance, or that would unreasonably annoy other occupants of the Project or the owners or occupants of buildings adjacent to the Project; and

(b) Tenant shall comply with all recorded covenants, conditions, and restrictions that now or later affect the Real Property.

Article 8, COMPLIANCE WITH LAWS

8.1. Definition of "Laws and Orders." For purposes of this Lease, the term Laws and Orders (Laws and Orders) includes all federal, state, county, city, or government agency laws, statutes, ordinances, standards, rules, requirements, or orders now in force or hereafter enacted, promulgated, or issued. The term also includes government measures regulating or enforcing public access, occupational, health, or safety standards for employers, employees, landlords, or tenants.

8.2. Repairs, Replacements, Alterations, and Improvements. Tenant shall continuously and without exception repair and maintain the Premises, including tenant improvements, Alterations, fixtures, and furnishings, in an order and condition that complies with all Laws and Orders. Tenant, at Tenant's sole expense, shall promptly make all repairs, replacements, alterations, or improvements needed to comply with all Laws and Orders to the extent that the Laws and Orders relate to or are triggered by (a) Tenant's particular use of the Premises, (b) the tenant improvements located in the Premises, or (c) any Alterations located in the Premises.

Landlord, at Landlord's sole expense, shall promptly make all repairs, replacements, alterations, or improvements needed to comply with all Laws and Orders to the extent that the Laws and Orders relate to the Base Project. If, however, such compliance work on the Project is triggered by the tenant improvements or Alterations requested by Tenant under Article 12, Tenant shall bear all expense of such work on the Project. For purposes of this Lease, “Base Project” means the Project, excluding the Rentable Square Feet of the Premises.

8.3. Collateral Estoppel. The judgment of any court of competent jurisdiction, or the admission of Tenant in any judicial or administrative action or proceeding that Tenant (to the extent of such judgment or admission) has violated any Laws and Orders relating to the Premises shall be conclusive, between Landlord and Tenant, of that fact, whether or not Landlord is a party to that action or proceeding.

8.4. Mold Prevention. Tenant agrees to maintain the Premises in a manner that prevents the occurrence of an infestation of mold, mildew, microbial growths, and any associated mycotoxin (Mold) in the Premises. Tenant agrees to use reasonable efforts to:

(a) Immediately abate and notify Landlord of same any water intrusions, such as plumbing leaks, drips, or sweating pipes;

(b) Use all reasonable care to close all windows and other openings in the Premises to prevent outdoor water from penetrating the interior unit;

(c) Clean and dry any visible moisture on the windows, walls, and other surfaces, including personal property, as soon as reasonably possible;

(d) Keep the Premises free of dirt and debris that can harbor mold;

(e) Regularly clean and sanitize windows, bathrooms, kitchens, and other surfaces where water, moisture condensation, and mold can collect;

(f) Use exhaust fans whenever dishwashing or cleaning;

(g) Maintain regular airflow and circulation throughout the Premises;

(h) Limit the indoor watering of plants;

(i) Prevent the overflow or release of water from the bathrooms or kitchens, including but not limited to toilets, sinks, kitchen appliances, and other receptacles of water;

(j) Maintain and not obstruct fresh air supply to furnace, air conditioner, or heating ducts.

(k) Maintain and not obstruct ventilation in all locations in the Premises;

(l) Prevent the clogging of all plumbing;

(m) Not engage in any conduct that promotes or creates Mold growth; and

(n) Report within forty-eight (48) hours the following to the Landlord, whether affecting the Premises or any other part of the Project:

(1) Any nonworking fan, heater, air conditioner, or ventilation system;

(2) Plumbing leaks, drips, sweating pipes, wet spots;

(3) Overflows from bathroom, kitchen, or other facilities, including but not limited to tubs, showers, shower enclosures, toilets, sinks, kitchen appliances, or other receptacles of water, especially in cases when the overflow may have permeated walls, floors, ceilings, or fixtures;

(4) Water intrusion of any kind;

(5) Any Mold or black or brown spots, or moisture on surfaces inside the Premises or Project;

(6) Broken plumbing systems or standing water near structures;

(7) Any discovery of adverse health conditions or symptoms related to Mold growth at the Premises or Project;

(8) Any discovery of allergies, predisposition to or heightened risk of adverse health reactions, or hypersensitivity to Mold growth on the Premises; and

(9) Any odors consistent with Mold growth.

Further, Tenant agrees not to use any methods of Mold investigation, testing, remediation and repair that are speculative and not generally accepted within the scientific community. As of the date of this Lease, such speculative and generally unaccepted methods of investigation, testing remediation, and repair include (1) any use of settled dust vacuum sampling; (2) any use of interior wall cavity air sampling; (3) Tenant's use of do-it-yourself

Mold investigation kits; and (4) use of any methods that have not been peer reviewed and generally accepted within the scientific community.

To the maximum extent permitted by law, Tenant agrees to indemnify, defend, and hold harmless Landlord Parties from and against any and all claims, demands, liabilities, judgments, actions, damages, causes of action or otherwise, in any manner related to the presence in the Premises of Mold that was caused or contributed to by Tenant in any manner whatsoever, and regardless of whether Landlord's active or passive negligence contributed to such presence. To the maximum extent permitted by law, Landlord agrees to indemnify, defend, and hold harmless Tenant Parties from and against any and all claims, demands, liabilities, judgments, actions, damages, causes of action or otherwise, in any manner related to the presence in the Project of Mold that was not caused or contributed to by Tenant in any manner whatsoever.

Article 9, HAZARDOUS MATERIAL

9.1. Use of Hazardous Material. Tenant shall not cause or permit any Hazardous Material, as defined in section 9.6, to be generated, brought onto, used, stored, or disposed of in or about the Premises or the Project by Tenant or its agents, employees, contractors, subtenants, or invitees, except in compliance with applicable laws, and also excluding such limited quantities of standard office and janitorial supplies containing chemicals categorized as Hazardous Material as are customarily used in the operation of a business that is a Permitted Use. Tenant shall, with respect to the limited quantities of Hazardous Material as are permitted under this Lease:

(a) Use, store, and dispose of all such Hazardous Material in strict compliance with all applicable statutes, ordinances, and regulations in effect during the Lease Term that relate to public health and safety and protection of the environment (Environmental Laws), including those Environmental Laws identified in section 9.6; and

(b) Comply at all times during the Lease Term with all Environmental Laws.

9.1.1 Approved Hazardous Materials. The foregoing provisions of Section 9.1 notwithstanding, Tenant may bring onto, use, and store within the Premises, the Hazardous Materials described in the Approved Chemicals List attached hereto and incorporated herein by this reference, in such quantities as are reasonably necessary to the business of developing and producing the medical devices developed and/or produced on the Premises, subject to the provisions of this Article 9.

9.2. Notice of Release or Investigation. If, during the Lease Term (including any extensions), Tenant becomes aware of (a) any actual or threatened release of any Hazardous Material on, under, or about the Premises, Project or Real Property or (b) any inquiry, investigation, proceeding, or claim by any government agency or other person regarding the presence of Hazardous Material on, under, or about the Premises, Project or Real Property, Tenant shall give Landlord written notice of the release or investigation within five (5) days after learning of it and shall simultaneously furnish to Landlord copies of any claims, notices of violation, reports, or other writings received by Tenant that concern the release or investigation.

9.3. Asbestos Notification for Commercial Property Constructed Before 1979. Tenant acknowledges that Landlord has advised Tenant that the Project contains or, because of its age, is likely to contain asbestos-containing materials (ACMs). If Tenant undertakes any alterations, additions, or improvements to the Premises, as permitted by Article 12, Tenant shall, in addition to complying with the requirements of Article 12, undertake the alterations, additions, or improvements in a manner that avoids disturbing any ACMs present in the Project or encapsulates or disposes of them in compliance with laws. If ACMs are likely to be disturbed in the course of such work, Tenant shall encapsulate or remove the ACMs in accordance with an approved asbestos-removal plan and otherwise in accordance with all applicable Environmental Laws, including giving all notices required by Health and Safety Code sections 25915-25919.7.

9.4. Indemnification. Tenant shall, at Tenant's sole expense and with counsel reasonably acceptable to Landlord, indemnify, defend, and hold harmless Landlord and Landlord's shareholders, directors, officers, employees, partners, members, affiliates, agents, successors, and assigns with respect to all losses arising out of or resulting from the release of any Hazardous Material in or about the Premises, Project or Real Property, or the violation of any Environmental Law to the extent arising, by Tenant or Tenant's agents, assignees, sublessees, contractors, or invitees. This indemnification applies whether or not the concentrations of any such Hazardous

Material is material, the concentrations exceed state or federal maximum contaminant or action levels, or any governmental agency has issued a cleanup order. This indemnification includes reasonably foreseeable damages relating to:

(a) Losses attributable to diminution in the value of the Premises or the Project;

(b) Loss or restriction of use of rentable space in the Project;

(c) Adverse effect on the marketing of any space in the Project;

(d) All other liabilities, obligations, penalties, fines, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, orders, or judgments), damages (including consequential and punitive damages), and costs (including attorney, consultant, and expert fees and expenses) resulting from the release or violation;

(e) Releases of Hazardous Substances or violations of Environmental Law occurring during Tenant’s occupancy of the Premises under leases entered in to prior to this Lease.

This indemnification shall survive the expiration or termination of this Lease.

9.5. Remediation Obligations. If the presence of any Hazardous Material brought onto the Premises, Project or Real Property by Tenant or Tenant's employees, agents, contractors, or invitees results in contamination of the Premises, Project or Real Property, Tenant shall promptly take all necessary actions to remove or remediate such Hazardous Materials, whether or not they are present at concentrations exceeding state or federal maximum concentration or action levels, or any governmental agency has issued a cleanup order, at Tenant's sole expense, to return the Premises, Project or Real Property to the condition reasonably comparable to that which existed before the introduction of such Hazardous Material. Tenant shall first obtain Landlord's approval of the proposed removal or remedial action. This provision does not limit the indemnification obligation set forth in section 9.4.

9.6. Definition of Hazardous Material. As used in this Article 9, the term Hazardous Material (Hazardous Material) shall mean any hazardous or toxic substance, material, or waste at any concentration that is or becomes regulated by the United States, the State of California, or any local government authority having jurisdiction over the Project or Real Property. Hazardous Material includes:

(a) Any "hazardous substance," as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) (42 United States Code sections 9601-9675);

(b) "Hazardous waste," as that term is defined in the Resource Conservation and Recovery Act of 1976 (RCRA) (42 United States Code sections 6901-6992k);

(c) Any pollutant, contaminant, or hazardous, dangerous, or toxic chemical, material, or substance, within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders imposing liability or standards of conduct concerning any hazardous, dangerous, or toxic waste, substance, or material, now or hereafter in effect);

(d) Petroleum products;

(e) Radioactive material, including any source, special nuclear, or byproduct material as defined in 42 United States Code sections 2011-2297g-4;

(f) Asbestos in any form or condition;

(g) Polychlorinated biphenyls (PCBs) and substances or compounds containing PCBs; and

(h) The chemicals listed on the attached Approved Chemicals List.

Article 10, UTILITIES AND SERVICES

10.1. Standard Tenant Utilities and Services. Subject to applicable government rules, regulations, and guidelines and the rules or actions of the public utility furnishing the service, Landlord shall provide the following utilities and services on all days during the Lease Term, unless otherwise stated in the Lease: water only. In the event that any utilities or services provided by Landlord may be provided directly to Tenant by a separate meter or account, Landlord may elect on reasonable written notice to cease providing said utility or service, in which event Tenant shall contract directly with the utility or service provider for the same.

10.2. Interruption of Utilities. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for any failure, defect, or interference in the furnishing of any utility or service (including telephone and telecommunication services) or for diminution in the quality or quantity of any utility or service. Landlord may comply with mandatory or voluntary controls or guidelines promulgated by any government entity relating to the use or conservation of energy, water, gas, light, or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease as long as compliance with voluntary controls or guidelines does not materially and unreasonably interfere with Tenant's use of the Premises. No such failure, defect or interference shall constitute an actual or constructive eviction of Tenant or relieve Tenant from any of Tenant's obligations under this Lease. Notwithstanding the foregoing, if the interruption is due to the negligence or intentional act or omission of Landlord and lasts for three (3) business days, Tenant shall have the right to abate the Rent payable hereunder on a per diem basis for each day of such interruption until the service is restored.  In addition, if the interruption continues for thirty (30) business days, Tenant shall be entitled to terminate this Lease upon written notice to Landlord at any time following such thirty (30) business day period and prior to the restoration of such service.

10.3. Telecommunications Installations. Neither Tenant nor its contractors, representatives, or service providers shall, without Landlord's prior written consent, install, maintain, operate, alter, repair, or replace any wire, line, cable, conduit, antenna, satellite dish, or other facilities or equipment for use in connection with any telephone, television, telecommunications, computer, Internet, or other communications or electronic systems, services, or equipment (which systems, services, and equipment are referred to collectively as Telecommunications Equipment) in, on, or about the Project or the roof or exterior walls of the Project, except for installations or alterations wholly within the Premises in accordance with sections 12.1-12.6.

10.3.1. Conditions. Without limiting the generality of the foregoing, Landlord may limit the number of carriers, vendors, or other operators installing, maintaining, or operating Telecommunications Equipment in or on the Project and may approve any telecommunication services provider in the Project, as deemed necessary or appropriate by Landlord for the orderly and efficient management and operation of the Project. Any determination made by Landlord under this section shall be made in accordance with Landlord's sole discretion, provided, however, that with regard to any request by Tenant to install Telecommunications Equipment on the roof of the Project, Tenant agrees that Landlord may, without limitation, condition its consent on (1) Tenant's payment of rent or fees for Tenant's use of such roof space, in an amount determined by Landlord in its sole discretion (provided that any equipment existing as of the date of this Lease may be maintained by Tenant throughout the Lease Term Rent free; (2) Landlord's approval or designation of the pathway for any line, cable, wire, or conduit; and (3) the installation by Tenant, at its sole cost and expense, of a structural platform and/or access walkway to protect the roof from damage from the placement of and access to the Telecommunications Equipment installed on the roof. Any installation, maintenance, operation, alteration, repair, or replacement of Telecommunications Equipment by or for Tenant shall be subject to all of the requirements and provisions of this Lease, including sections 8.1-8.3, 12.1-12.6, and 14.3. Landlord may also require that any such work, including work on or involving the roof (and including, without limitation, any roof penetrations approved by Landlord), be performed, at Tenant's cost, by a contractor designated or approved by Landlord. In addition, if Landlord determines that the riser or telecommunications closet space in the Project is inadequate to accommodate any Telecommunications Equipment proposed by Tenant along with the existing and/or future needs of other occupants and users of the Project, Landlord may condition Landlord's approval of Tenant's Telecommunications Equipment on the construction of additional riser or telecommunications closet space as designated by Landlord at Tenant's expense. Landlord may require that Tenant, or the carrier or operator, as applicable, enter into a telecommunications access agreement in a form reasonably acceptable to Landlord prior to any installation of Telecommunication Equipment.

10.3.2. Government Approvals. If Tenant installs any Telecommunications Equipment, Tenant shall do so at its sole cost and expense, and Tenant shall obtain, at its sole cost and expense, any and all permits, authorizations, and certificates, including zoning variances or changes, as may be required with respect to such Telecommunications Equipment from all governmental agencies. Landlord agrees to reasonably cooperate with

Tenant to obtain same if required by applicable governmental agencies; provided, however, that Landlord shall not be obligated to incur any costs or accept the imposition of any zoning change or use restrictions affecting the Project.

10.3.3. Noninterference. Telecommunications Equipment installed or operated by or for Tenant shall not interfere with the operation (including, without limitation, transmissions or reception) of any other Telecommunications Equipment located in the Project as of the date of this Lease.

10.3.4. Cooperation With Landlord and Other Tenants. Tenant acknowledges that the Project contains limited space and facilities to accommodate Telecommunications Equipment, and agrees to reasonably cooperate with Landlord and with other providers and users of Telecommunications Equipment to share the available space and facilities and to coordinate the efficient collocation of Telecommunications Equipment in the Project; provided Tenant shall not be obligated to remove or relocate its telecommunication equipment existing at the Project as of the date of this Lease. Access to and use of space within conduits, utility closets, risers, raceways, switching rooms, the roof, and other facilities in the Project for the installation, maintenance, operation, alteration, repair, or replacement of Telecommunications Equipment shall be subject to Landlord's approval and to such rules and regulations as may be promulgated by Landlord from time to time.

10.3.5. Indemnity. Tenant shall repair any damage caused by Tenant's installation, maintenance, operation, alteration, repair, or replacement of Telecommunications Equipment, and shall indemnify, protect, defend, and hold Landlord harmless from all Claims (as that term is defined in section 14.3.2), including: (1) any Claims by other tenants of the Project existing as of the date of this Lease or other third parties that Tenant's installation, maintenance, operation, alteration, repair, or replacement of Telecommunications Equipment has caused interference or interruption with the operation of other Telecommunications Equipment; and (2) any voiding of or other effect that Tenant's installation, maintenance, operation, alteration, repair, or replacement of Telecommunications Equipment may have on any warranty with respect to the roof or other portions of the Project. Landlord shall not be liable for any damage to or interference with Tenant's business or any loss of income from Tenant's business, or for loss of or damage to Tenant's Telecommunications Equipment caused by or resulting from any damage to or interference with, or operation of Tenant's Telecommunications Equipment, including damage or interference caused by or resulting from the installation, maintenance, operation, alteration, repair, or replacement of other Telecommunications Equipment in the Project, whether by or for Landlord, other tenants of the Project, or other third parties, and Tenant waives all Claims against Landlord for the same, except that Landlord shall indemnify, protect, defend, and hold Tenant harmless from all Claims (but in no event lost profits or other consequential damages) to the extent arising out of or in connection with the gross negligence or willful acts of Landlord or its agents, employees, or representatives. Landlord's approval of Tenant's installation of any Telecommunications Equipment shall not constitute a representation that any such Telecommunications Equipment will function effectively in or on the Project.

Article 11, REPAIRS AND MAINTENANCE

11.1. Tenant's Repair and Maintenance Obligations. Tenant shall, at Tenant's sole expense and in accordance with the terms of this Lease (including Article 12), keep the Premises (including all tenant improvements, Alterations, fixtures, and furnishings) in good order, repair, and condition at all times during the Lease Term. Tenant shall, at Tenant's sole expense and in accordance with the terms of this Lease (including Article 12) promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and other leasehold improvements. At Landlord's option or if Tenant fails to make such repairs, Landlord may, but need not, make the repairs and replacements. On receipt of an invoice from Landlord, Tenant shall pay Landlord out-of-pocket costs incurred by Landlord in connection with such repairs and replacements plus a percentage of such costs, to be uniformly established for the Project, sufficient to reimburse Landlord for all overhead, general conditions, fees, and other costs and expenses arising from Landlord's involvement with such repairs and replacements. Tenant waives and releases its rights, including its right to make repairs at Landlord's expense, under California Civil Code sections 1941-1942 or any similar law, statute, or ordinance now or hereafter in effect.

Tenant shall keep the walkways immediately adjacent to its Premises broom clean during normal business hours. Tenant shall keep all walkways clear of Tenant’s personal property and free of unreasonable accumulation of debris resulting from Tenant’s use or occupancy of the Premises; removal of gardening and landscaping debris shall be excepted from this requirement. Tenant shall dispose of all rubbish, garbage, and other waste in a clean and sanitary manner in accordance with Laws and Orders, using the provided dumpster and related receptacles. Hazardous

Material shall not be disposed of in the dumpster or related receptacles. Waste generated off premises shall not be deposited in the dumpster or anywhere else on the Property. Materials that are recyclable under any recycling program applicable to the Property shall be deposited in accordance with the applicable rules of the recycling program in the provided recycling receptacles.

11.2 Landlord’s Repair and Maintenance Obligations. Subject to Article 15, Landlord shall maintain the foundation, exterior walls and roof of the Project the Project systems and components (as defined in 12.1.2 below) and the structural components of the Building and Premises in a commercially reasonable manner. Landlord shall maintain the exterior areas of the Real Property.

11.2.1 Landlord’s Obligation to Repair/Replace Roof. Landlord represents and warrants that it has applied a new roof overlay on the Premises within three (3) months prior to mutual execution and delivery of this Lease.

Article 12 ALTERATIONS AND ADDITIONS

12.1. Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions, or changes to the Premises (Alterations) without first obtaining Landlord's prior written consent.

12.1.1. Consent Procedure; Conditions. Tenant shall request such consent by written notice to Landlord, which must be accompanied by detailed and complete plans and specifications for the proposed work. As a condition of its consent to Alterations, Landlord may impose any requirements that Landlord considers desirable or necessary, including a requirement that Tenant provide Landlord with a surety bond, a letter of credit, or other financial assurance that the Alterations will be completed if started and that the cost of the Alterations will be paid when due. Landlord may also condition its consent on a requirement that Tenant agree in writing to remove the Alterations upon expiration or other termination of this Lease at Tenant’s sole cost and expense.

12.1.2. Reasonable Consent. Landlord shall not unreasonably withhold, condition or delay its consent to proposed Alterations. The Alterations for which Landlord may reasonably withhold consent include those that would or could:

(a) Affect the structure of the Project or any portion or component of the Project other than the interior of the Premises;

(b) Result in Landlord being required under Laws and Orders to perform any work that Landlord could otherwise avoid or defer (Additional Required Work);

(e) Cause an increase in the premiums for hazard or liability insurance carried by Landlord;

(f) Require Landlord to offer to dedicate any portion of the Real Property to a public use or transfer any portion of the Real Property to a governmental or condemning agency;

(g) Cause Landlord to: (1) incur fees, costs, taxes, assessments or other detriment exceeding Five Thousand and no/00 Dollars ($5,000.00) that could otherwise be avoided, exclusive of those specified in subsection 12.1.3 and 12.4(c); or (2) be required to incur any maintenance or repair expense exceeding Five Thousand and no/00 Dollars ($5,000.00) that could otherwise be avoided or deferred; or

(h) Overload the floor load capacity or otherwise unduly burden the Project systems or components.

Project systems and components means all systems and equipment (including roof, plumbing, heating, ventilation, and air-conditioning; electrical; fire/life-safety; elevator; and security systems) that serve all or part of the Project.

12.1.3. Costs of Review. Tenant shall reimburse Landlord for the reasonable fees and costs of any architects, engineers, or other consultants retained by Landlord to review the proposed Alterations.

12.2. Compliance of Alterations With Laws and Insurance Requirements. Tenant shall cause all Alterations to comply with the following:

(a) Applicable Laws and Orders;

(b) Applicable requirements of a fire-rating bureau; and

(c) Applicable requirements of Landlord's hazard insurance carrier to the extent that Tenant is informed of them.

Tenant shall also comply with those requirements in the course of constructing the Alterations. Before beginning construction of any Alteration, Tenant shall, at Tenant's sole expense, obtain a valid building permit and any other permits required by any government entity having jurisdiction over the Premises. Tenant shall provide copies of those permits to Landlord before the work begins.

Tenant shall, at Tenant's sole expense, design, permit, and perform any Additional Required Work, which shall be subject to the same requirements as any Alterations. If any Additional Required Work must be performed outside the Premises, Landlord may elect to perform that work at Tenant's expense. No consent by Landlord to any proposed work shall constitute a waiver of Tenant's obligations under this section 12.2.

12.3. Manner of Construction. Tenant shall build Alterations entirely within the Premises and in conformance with the Landlord-approved plans, using only contractors and subcontractors approved in writing by Landlord. All work relating to any Alterations shall be done in a good and workmanlike manner, using new materials equivalent or better in quality to those used in the construction of the initial improvements to the Premises. All work, once commenced, shall be diligently prosecuted to completion.

Tenant shall ensure that all work is performed in a manner that does not unreasonably obstruct access to or through the Project or its common areas and that does not unreasonably interfere either with other tenants' use of their premises or with any other work being undertaken in the Project. Tenant shall take all measures necessary to ensure that labor peace is maintained at all times.

Within twenty (20) days after completion of any Alterations, Tenant shall deliver to Landlord a reproducible copy of the drawings of Alterations as built.

12.4. Payment for Alterations. Tenant shall promptly pay all charges and costs incurred in connection with any Alterations, as and when required by the terms of any agreements with contractors, designers, or suppliers. At least fifteen (15) days before beginning construction of any Alterations, Tenant shall give Landlord written notice of the expected commencement date of that construction so as to permit Landlord to post and record a notice of nonresponsibility. On completion of any Alterations, Tenant shall:

(a) Cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Project is located, in accordance with Civil Code section 3093 or any successor statute;

(b) Deliver to Landlord evidence of full payment and executed unconditional final waivers of all liens for labor, services, or materials, all in recordable form; and

(c) Only to extent such Alterations require Tenant to obtain a building permit, pay to Landlord five percent (5%) of the cost of constructing the Alterations to compensate Landlord for all overhead, costs, and expenses arising from Landlord's involvement with that work.

12.5. Construction Insurance. Before construction begins, Tenant shall deliver to Landlord reasonable evidence that damage to, or destruction of, the Alterations during construction will be covered either by the policies that Tenant is required to carry under Article 14 or by a policy of builder's all-risk insurance in an amount approved by Landlord. If Landlord requires Tenant to provide builder's all-risk insurance for the proposed Alterations, Tenant shall provide a copy of the policy, any endorsements, and an original certificate of insurance that complies with subsection 14.9.2.

Tenant shall cause each contractor and subcontractor to maintain all workers' compensation insurance required by law and liability insurance (including property damage) in amounts reasonably required by Landlord. Tenant shall provide evidence of that insurance to Landlord before construction begins.

12.6. Ownership of Alterations. All Alterations, fixtures, or equipment that may be installed or placed in or about the Premises from time to time shall be and become the property of Landlord on installation. Tenant may remove any trade fixtures, freestanding kitchen or office equipment, and furnishings. Tenant must repair any damage to the Premises and Project caused by that removal.

Whether or not previously required by Landlord under section 12.1.1, by written notice to Tenant at least ninety (90) days before expiration of the Lease Term or within a reasonable time after any Landlord may require Tenant, at Tenant's sole expense, to remove any or all of the Alterations and restore the Premises to the configuration and condition that existed before such Alterations were made. If Tenant fails to complete that restoration before expiration of the Lease Term or, in the case of earlier termination, within fifteen (15) days after written notice from Landlord requesting the restoration, Landlord may do so and charge the cost of the restoration to Tenant.

Initial if Applicable: _____________________[12.7 Initial Improvements. Subject to Tenant’s compliance with this Article 12, in particular sections 12.2-12.5, and section 13.1, and all other applicable terms and provisions of this Lease, Landlord hereby approves Tenant’s Alterations described in any plans and specifications for the proposed work attached hereto as Exhibit A.]

Article 13, COVENANT AGAINST LIENS

13.1. Covenant Against Liens. Tenant shall not be the cause or object of any liens or allow such liens to exist, attach to, be placed on, or encumber Landlord's or Tenant's interest in the Premises, Project, or Real Property by operation of law or otherwise. Tenant shall not suffer or permit any lien of mechanics, material suppliers, or others to be placed against the Premises, Project, or Real Property with respect to work or services performed or claimed to have been performed for Tenant or materials furnished or claimed to have been furnished to Tenant or the Premises. Landlord has the right at all times to post and keep posted on the Premises any notice that it considers necessary for protection from such liens. At least fifteen (15) days before beginning construction of any Alterations, Tenant shall give Landlord written notice of the expected commencement date of that construction so as to permit Landlord to post and record a notice of nonresponsibility.

If any such lien attaches or Tenant receives notice of any such lien, Tenant shall within thirty (30) days therefrom cause the lien to be released and removed of record, unless Landlord certifies to Tenant that business exigencies require the lien to be released sooner, in which case Tenant shall cause the lien to be released and removed of record as soon as practicable. Despite any other provision of this Lease, if the lien is not released and removed within thirty (30) days after Landlord delivers notice of the lien to Tenant (or otherwise appropriately bonded over), Landlord may immediately take all action necessary to release and remove the lien, without any duty to investigate the validity of it. All expenses (including reasonable attorney fees) incurred by Landlord in connection with the lien shall be considered Additional Rent under this Lease and be immediately due and payable by Tenant.

Article 14, EXCULPATION, INDEMNIFICATION, AND INSURANCE

14.1. Definition of "Tenant Parties" and "Landlord Parties." For purposes of this Article 14, the term Tenant Parties (Tenant Parties) refers singularly and collectively to Tenant and Tenant's officers, members, partners, agents, employees, independent contractors, and invitees, as well as to all persons and entities claiming through any of these persons or entities. The term Landlord Parties (Landlord Parties) refers singularly and collectively to Landlord and the partners, venturers, trustees, and ancillary trustees of Landlord and the respective officers, directors, shareholders, members, parents, subsidiaries, and any other affiliated entities, personal representatives, executors, heirs, assigns, licensees, invitees, beneficiaries, agents, servants, employees, and independent contractors of these persons or entities.

14.2. Exculpation.

14.2.1. Exculpation. To the fullest extent permitted by law, and except to the extent of the gross negligence or willful misconduct of any Landlord Parties, Tenant, on its behalf and on behalf of all Tenant Parties, waives all claims (in law, equity, or otherwise) against Landlord Parties arising out of, knowingly and voluntarily assumes the risk of, and agrees that Landlord Parties shall not be liable to Tenant Parties for any of the following:

(a) Injury to or death of any person in or about the Premises; or

(b) Loss of, injury or damage to, or destruction of any tangible or intangible property, including the resulting loss of use, economic losses, and consequential or resulting damage of any kind from any cause.

This exculpation clause shall not apply to claims against Landlord Parties to the extent that a final judgment of a court of competent jurisdiction establishes that the injury, loss, damage, or destruction was proximately caused by Landlord Parties' gross negligence, fraud, willful injury to person or property, or violation of law.

14.2.2. Survival of Exculpation. The clauses of this section 14.2 shall survive the expiration or earlier termination of this Lease until all claims within the scope of this section 14.2 are fully, finally, and absolutely barred by the applicable statutes of limitations.

14.2.3. Tenant's Acknowledgment of Fairness. Tenant acknowledges that this section 14.2 was negotiated with Landlord, that the consideration for it is fair and adequate, and that Tenant had a fair opportunity to negotiate, accept, reject, modify, or alter it.

14.2.4. No Exculpation for Nondelegable Duties. This exculpation clause may not be interpreted or construed as an attempt by Landlord or Tenant to be relieved of liability arising out of a nondelegable duty on the part of Landlord or Tenant.

14.2.5. Waiver of Civil Code section 1542. With respect to the exculpation provided in this Article 14, Tenant waives the benefits of Civil Code section 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

14.3. Indemnification.
14.3.1. Tenant's Indemnification of Landlord Parties. To the fullest extent permitted by law, Tenant shall, at Tenant's sole expense and with counsel reasonably acceptable to Landlord, indemnify and defend Landlord Parties from and against all Claims, as defined in subsection 14.3.2, from any cause, arising out of or relating (directly or indirectly) to this Lease, the tenancy created under this Lease, Tenant’s occupancy of the Premises under the Existing Lease, or the Premises, including:

(a) The use or occupancy, or manner of use or occupancy, of the Premises or Project by Tenant Parties;

(b) Any act, error, omission, or negligence of Tenant Parties or of any invitee, guest, or licensee of Tenant in, on, or about the Real Property;

(c) Tenant's conducting of its business;

(d) Any Alterations, activities, work, or things done, omitted, permitted, allowed, or suffered by Tenant Parties in, at, or about the Premises or Project, including the violation of or failure to comply with any applicable laws, statutes, ordinances, standards, rules, regulations, orders, decrees, or judgments in existence on the Lease Commencement Date or enacted, promulgated, or issued after the date of this Lease; and

(e) Any breach or default in performance of any obligation on Tenant's part to be performed under this Lease, including obligations which, under the terms of this Lease, survive expiration or earlier termination of this Lease.

14.3.2. Definition of Claims. For purposes of this Lease, Claims (Claims) means any and all claims, losses, costs, damage, expenses, liabilities, liens, actions, causes of action (whether in tort or contract, law or equity, or otherwise), charges, assessments, fines, and penalties of any kind (including consultant and expert expenses, court costs, and attorney fees actually incurred).

14.3.3. Type of Injury or Loss. This indemnification extends to and includes Claims for:

(a) Injury to any persons (including death at any time resulting from that injury);

(b) Loss of, injury or damage to, or destruction of property (including all loss of use resulting from that loss, injury, damage, or destruction); and

(c) All economic losses and consequential or resulting damage of any kind.

14.3.4. Active or Passive Negligence; Strict Liability. Except as provided in this subsection 14.3.4, the indemnification in subsection 14.3.1 shall apply regardless of the active or passive negligence of Landlord Parties and regardless of whether liability without fault or strict liability is imposed or sought to be imposed on Landlord Parties. The indemnification in subsection 14.3.1 shall not apply to the extent that a final judgment of a court of competent jurisdiction establishes that a Claim against one Landlord Party was proximately caused by the gross negligence or willful misconduct of that Landlord Party. In that event, however, this indemnification shall remain valid for all other Landlord Parties.

14.3.5. Indemnification Independent of Insurance Obligations. The indemnification provided in this Article 14 may not be construed or interpreted as in any way restricting, limiting, or modifying Tenant's insurance or other obligations under this Lease and is independent of Tenant's insurance and other obligations. Tenant's compliance with the insurance requirements and other obligations under this Lease shall not in any way restrict, limit, or modify Tenant's indemnification obligations under this Lease.

14.3.6. Attorney Fees. The prevailing party shall be entitled to recover its actual attorney fees and court costs incurred in enforcing the indemnification and duty to defend clauses set forth in this section 14.3.

14.3.7. Survival of Indemnification. The clauses of this section 14.3 shall survive the expiration or earlier termination of this Lease until all claims against Landlord Parties involving any of the indemnified matters are fully, finally, and absolutely barred by the applicable statutes of limitations.

14.3.8. Duty to Defend. Tenant's duty to defend Landlord Parties is separate and independent of Tenant's duty to indemnify Landlord Parties. The duty to defend includes claims for which Landlord Parties may be liable without fault or strictly liable. The duty to defend applies regardless of whether the issues of negligence, liability, fault, default, or other obligation on the part of Tenant Parties have been determined. The duty to defend applies immediately, regardless of whether Landlord Parties have paid any sums or incurred any detriment arising out of or relating (directly or indirectly) to any Claims. It is the express intention of the parties that Landlord Parties be entitled to obtain summary adjudication or summary judgment regarding Tenant's duty to defend Landlord Parties at any stage of any claim or suit within the scope of this section 14.3.

14.3.9 Landlord’s Indemnification of Tenant Parties. Landlord shall indemnify and defend Tenant Parties from and against all Claims, as defined in subsection 14.3.2, arising from environmental damages, including the cost of remediation, that existed as of the result of Hazardous Substances on the Premises, Project, or Real Property prior to the Commencement Date of the Existing Lease or that are caused by the gross negligence or willful misconduct of Landlord, its agents or employees. Landlord's obligation, as and when required by applicable law, statute, regulation, code, or ordinance, includes the cost of investigation, removal, remediation, restoration, and abatement, and survives the expiration or termination of this Lease.

14.4. Compliance With Insurer Requirements. Tenant shall, at Tenant's sole expense, comply with all requirements, guidelines, rules, orders, and similar mandates and directives pertaining to the use of the Premises and the Project, whether imposed by Tenant's insurers, Landlord's insurers, or both. If Tenant's business operations, conduct, or use of the Premises or the Project cause any increase in the premium for any insurance policies carried by Landlord, Tenant shall, within ten (10) business days after receipt of written notice from Landlord, reimburse Landlord for the increase. Tenant shall, at Tenant's sole expense, comply with all rules, orders, regulations, or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and of any similar body.

14.5. Tenant's Liability Coverage. Tenant shall, at Tenant's sole expense, maintain the coverages set forth in this section 14.5.

14.5.1. Commercial General Liability Insurance. Tenant shall obtain commercial general liability insurance written on an "occurrence" policy form, covering bodily injury, property damage, and personal and advertising injury arising out of or relating (directly or indirectly) to Tenant's business operations, conduct, assumed liabilities, or use or occupancy of the Premises or the Project.

14.5.2. Broad Form Coverage. Tenant's liability coverage shall include all the coverages typically provided by the Broad Form Comprehensive General Liability Endorsement, including broad form property damage coverage (which shall include coverage for completed operations). Tenant's liability coverage shall further include premises-operations coverage, products-completed operations coverage, owners and contractors protective coverage (when reasonably required by Landlord), and the broadest available form of contractual liability coverage. It is the parties' intent that Tenant's contractual liability coverage provide coverage to the maximum extent possible of Tenant's indemnification obligations under this Lease.

14.5.3. Primary Insured. Tenant shall be the first or primary named insured.

14.5.4. Additional Insureds. Landlord Parties and any lender of Landlord shall be named by endorsement as additional named insureds under Tenant's general liability coverage. The additional insured endorsement must be on ISO Form CG ISO Form CG 20 11 01 96 or an equivalent reasonably acceptable to Landlord, with such modifications as Landlord may reasonably require, including a modification expanding the definition of "Premises" for purposes of indemnity coverage to Tenant's use of the common areas of the Project.

14.5.5. Cross-Liability; Severability of Interests. Tenant's general liability policies shall be endorsed as needed to provide cross-liability coverage for Tenant, Landlord, and any lender of Landlord and to provide severability of interests.

14.5.6. Primary Insurance Endorsements for Additional Insureds. Tenant's general liability policies shall be endorsed as needed to provide that the insurance afforded by those policies to the additional insureds is primary and that all insurance carried by Landlord Parties is strictly excess and secondary and shall not contribute with Tenant's liability insurance.

14.5.7. Scope of Coverage for Additional Insureds. The coverage afforded to Landlord and any lender of Landlord must be at least as broad as that afforded to Tenant and may not contain any terms, conditions, exclusions, or limitations applicable to Landlord or any lender of Landlord that do not apply to Tenant.

14.5.8. Delivery of Certificate, Policy, and Endorsements. Before the Lease Commencement Date and upon the reasonable request of Landlord, Tenant shall deliver to Landlord the endorsements referred to in this section 14.5 a certificate of insurance, executed by an authorized agent of the insurer or insurers, evidencing compliance with the liability insurance requirements. Tenant shall immediately deliver to Landlord notice of any cancellation, non-renewal, or material change in coverage or available limits of such insurance policies. The certificate shall provide for no less than thirty (30) days advance written notice to Landlord from the insurer or insurers of any cancellation, non-renewal, or material change in coverage or available limits of liability and shall confirm compliance with the liability insurance requirements in this Lease.

The "endeavor to" and "failure to mail such notice shall impose no obligation or liability of any kind upon the Company" language and any similar language shall be stricken from the certificate.

14.5.9. Concurrency of Primary, Excess, and Umbrella Policies. Tenant's liability insurance coverage may be provided by a combination of primary, excess, and umbrella policies, but those policies must be absolutely concurrent in all respects regarding the coverage afforded by the policies. The coverage of any excess or umbrella policy must be at least as broad as the coverage of the primary policy.

14.5.10. Liability Limits. The minimum acceptable limits of liability for Tenant's liability insurance are set forth in Summary of Basic Lease Terms section 10.

14.5.11. "Per Location" Endorsement. Tenant shall, at Tenant's sole expense, procure a "per location" endorsement or equivalent reasonably acceptable to Landlord so that the general aggregate and other limits apply separately and specifically to the Premises.

14.5.12. Survival of Insurance Requirements. Tenant shall, at Tenant's sole expense, maintain in full force and effect the liability insurance coverages required under this Lease and shall maintain Landlord Parties and any lender specified by Landlord as additional insureds, as required by subsection 14.5.4 of this Lease, for a period of no less than two (2) years after expiration or earlier termination of this Lease.

14.6. Tenant's Workers' Compensation Coverage. Tenant shall procure and maintain workers' compensation insurance as required by law.

14.7. Tenant's First Party Insurance. Tenant shall, at Tenant's sole expense, procure and maintain the first party insurance coverages described in this section 14.7.

14.7.1. Tenant's Property Insurance. Tenant shall procure and maintain property insurance coverage for:

(a) All office furniture, trade fixtures, office equipment, merchandise, and all other items of Tenant's property in, on, at, or about the Premises and the Project, including property installed by, for, or at the expense of Tenant; and

(b) All other improvements, betterments, alterations, and additions to the Premises.

Tenant's property insurance must fulfill the following requirements:

(a) It must be written on the broadest available "all-risk" (special-causes-of-loss) policy form or an equivalent form acceptable to Landlord;

(b) It must include earthquake as a covered cause of loss;

(c) It must include an agreed-amount endorsement for no less than one hundred (100) percent of the full replacement cost (new without deduction for depreciation) of the covered items and property; and

(d) The amounts of coverage must meet any coinsurance requirements of the policy or policies.

It is the parties' intent that Tenant shall structure its property insurance program so that no coinsurance penalty shall be imposed and there shall be no valuation shortfalls or disputes with any insurer or with Landlord. The property insurance coverage shall include vandalism and malicious mischief coverage, sprinkler leakage coverage, and earthquake sprinkler leakage coverage.

14.7.2. Business Income and Extra Expense Coverage. Tenant shall further procure and maintain business income (business interruption) insurance and extra expense coverage with coverage amounts that shall reimburse Tenant for all direct or indirect loss of income and charges and costs incurred arising out of all perils insured against by Tenant's property insurance coverage, including prevention of, or denial of use of or access to, all or part of the Premises or the Project, as a result of those perils.

The business income and extra expense coverage shall provide coverage for no less than twelve (12) months of the loss of income, charges, and costs contemplated under the Lease and shall be carried in amounts necessary to avoid any coinsurance penalty that could apply. The business income and extra expense coverage shall be issued by the insurer that issues Tenant's other first party coverage.

14.8. Other Tenant Insurance Coverage. Tenant shall, at Tenant's sole expense, procure and maintain any other and further insurance coverages that Landlord or Landlord's lender may reasonably require.

14.9. Form of Policies and Additional Requirements.

14.9.1. Insurance Independent of Exculpation and Indemnification. The insurance requirements set forth in sections 14.4-14.10 are independent of Tenant's exculpation, indemnification, and other obligations under this Lease and shall not be construed or interpreted in any way to restrict, limit, or modify Tenant's exculpation, indemnification, and other obligations or to limit Tenant's liability under this Lease.

14.9.2. Form of Policies. In addition to the requirements set forth in subsection 14.5.8, the insurance required of Tenant under this Article 14 must:

(a) Name Landlord and any other party Landlord specifies by endorsement as an additional insured;

(b) Be issued by an insurance company with a rating of no less than A-VIII in the current Best's Insurance Guide, or that is otherwise reasonably acceptable to Landlord, and admitted to engage in the business of insurance in the State of California;

(c) Be primary insurance for all claims under it and provide that any insurance carried by Landlord Parties and Landlord lenders is strictly excess, secondary, and noncontributing with any insurance carried by Tenant; and

(d) Provide that insurance may not be canceled, nonrenewed, or the subject of material change in coverage or available limits of coverage, except on thirty (30) days' prior written notice to Landlord and Landlord's lenders.

14.9.3. Tenant's Delivery of Policy, Endorsements, and Certificates. Tenant shall deliver the policy or policies, along with any endorsements to them and certificates required by this Article 14, to Landlord:

(a) On or before the Lease Commencement Date; and

(b) On renewal of any policy.

14.9.4. Deductibles and Self-Insured Retentions. All deductibles and self-insured retentions under Tenant's policies are subject to Landlord's prior written approval.

14.10. Waiver of Subrogation. Landlord and Tenant agree to cause the insurance companies issuing their respective property insurance and worker’s compensation insurance to waive any subrogation rights that those companies may have against Tenant or Landlord, respectively. Landlord and Tenant waive any right that either may have against the other on account of any loss or damage to their respective property to the extent that the loss or damage is insured under their respective insurance policies actually maintained or required to be maintained under this Lease.

Article 15, DAMAGE AND DESTRUCTION

15.1. Repair of Damage by Landlord. Tenant agrees to notify Landlord in writing promptly of any damage to the Premises resulting from fire, earthquake, or any other identifiable event of a sudden, unexpected, or unusual nature (Casualty). If the Premises are damaged by a Casualty or any common areas of the Project providing access to the Premises are damaged to the extent that Tenant does not have reasonable access to the Premises and if Landlord has not elected to terminate this Lease under section 15.3, Landlord shall promptly and diligently restore such common areas, the Base Project, the Premises, and tenant improvements constructed by Landlord to substantially the same condition as existed before the Casualty, except for modifications required by building codes and other laws and except for any other modifications to the common areas considered desirable by Landlord. In making these modifications, Landlord shall not materially impair Tenant's access to the Premises. Landlord's obligation to restore is subject to reasonable delays for insurance adjustment and other matters beyond Landlord's reasonable control and subject to the other clauses of this Article 15. If Tenant requests that Landlord modify the tenant improvements in connection with the rebuilding, Landlord may condition its consent to those modifications on:

(a) Tenant's payment to Landlord before construction is begun of any sums in excess of the amount of insurance proceeds received by Landlord that are needed to complete the tenant improvements; and

(b) Confirmation by Landlord's architect or contractor that the modifications will not increase the scope of work or the time necessary to complete the tenant improvements.

15.2. Repair Period Notice. Landlord shall, within the later of (a) sixty (60) days after the date on which Landlord determines the full extent of the damage caused by the Casualty or (b) thirty (30) days after Landlord has determined the extent of the insurance proceeds available to effectuate repairs, provide written notice to Tenant indicating the anticipated period for repairing the Casualty (Repair Period Notice). The Repair Period Notice shall also state, if applicable, Landlord's election either to repair or to terminate the Lease under section 15.3.

15.3. Landlord's Option to Terminate or Repair. Landlord may elect either to terminate this Lease or to effectuate repairs if:

(a) The Repair Period Notice estimates that the period for repairing the Casualty exceeds two hundred seventy (270) days from the date of the Casualty;

(b) The estimated repair cost exceeds the insurance proceeds, if any, available for such repair (not including the deductible, if any, on Landlord's property insurance), plus any amount that Tenant is obligated or elects to pay for such repair;

(c) The estimated repair cost of the Premises or the Project, even though covered by insurance, exceeds fifty percent (50%) of the full replacement cost; or

(d) The Project cannot be restored except in a substantially different structural or architectural form than existed before the Casualty.

Landlord's election shall be stated in the Repair Period Notice. Tenant, upon written notice to Landlord, may elect to terminate this Lease if the Repair Period Notice estimates that the period for repairing the Casualty exceeds two hundred seventy (270) days from the date of the Casualty.

15.4. Rent Abatement Due to Casualty. Landlord and Tenant agree that, if the Casualty was not the result of the negligence or willful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, and provided that Tenant is not then in default under this Lease, Tenant shall be provided with a proportionate abatement of Rent based on the Rentable Square Footage of the Premises rendered unusable (due to physical damage to the Premises or Project systems or components, or the unavailability of access to the Premises) and not used by Tenant. That proportional abatement, if any, shall be provided during the period beginning on the later of (a) the date of the Casualty or (b) the date on which Tenant ceases to occupy the Premises and ending on the date of Substantial Completion of Landlord's restoration obligations as provided in this Article 15. The Rent abatement provided in this section 15.4 is Tenant's sole remedy due to the occurrence of the Casualty. Landlord shall not be liable to Tenant or any other person or entity for any direct, indirect, or consequential damage (including but not limited to lost profits of Tenant or loss of or interference with Tenant's business), whether or not caused by the negligence of Landlord or Landlord's employees, contractors, licensees, or invitees, due to, arising out of, or as a result of the Casualty (including but not limited to the termination of the Lease in connection with the Casualty). Tenant agrees to maintain business interruption insurance in amounts and with coverage no less than that required by subsection 14.7.2 to provide coverage regarding such matters. If Landlord elects to repair the Premises and fails to complete such repairs within two hundred seventy (270) days of the Repair Period Notice, Tenant shall have the right to terminate this Lease by written notice to Landlord at any time after such two hundred seventy (270) days period prior to Landlord’s completion of the repairs.

15.5. Damage Near End of Term. Notwithstanding any other provision of this Article 15, if the Premises or the Project is destroyed or damaged by a Casualty during the last eighteen (18) months of the Lease Term, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of that option within thirty (30) days after the damage or destruction.

15.6. Effective Date of Termination; Rent Apportionment. If Landlord or Tenant elects to terminate this Lease under this Article 15 in connection with a Casualty, the termination shall be effective thirty (30) days after delivery of notice of such election. Tenant shall pay Rent, properly apportioned up to the date of the Casualty. After the effective date of the termination, Landlord and Tenant shall be discharged of all future obligations under this Lease, except for those provisions that, by their terms, survive the expiration or earlier termination of this Lease.

15.7. Waiver of Statutory Provisions. The provisions of this Lease, including those in this Article 15, constitute an express agreement between Landlord and Tenant that applies in the event of any Casualty to the Premises, Project, or Real Property. Landlord and Tenant, therefore, each fully waives the provisions of any statute or regulation, including California Civil Code §§1932(2) and 1933(4), or any successor statute, relating to any rights or obligations concerning a Casualty.

Article 16, CONDEMNATION

16.1. Definition of "Condemnation." As used in this Lease, the term Condemnation (Condemnation) means a permanent taking or a temporary taking in excess of two hundred seventy (270) days through (a) the exercise of any government power (by legal proceedings or otherwise) by any public or quasi-public authority or by any other party having the right of eminent domain (Condemnor) or (b) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of exercise of eminent domain by a Condemnor or while legal proceedings for eminent domain are pending.

16.2. Effect on Rights and Obligations. If, during the Lease Term or the period between the date of execution of this Lease and the date on which the Lease Term begins, there is any Condemnation of all or part of the Premises, Project, or Real Property, the rights and obligations of the parties shall be determined under this Article 16, and Rent shall not be affected or abated except as expressly provided in this Article. Landlord shall notify Tenant in writing of any Condemnation within thirty (30) days after the later of (a) the filing of a complaint by Condemnor or (b) the final agreement and determination by Landlord and Condemnor of the extent of the taking (Condemnation Notice).

16.3. Termination of Lease.

16.3.1. Definition of "Termination Date." The Termination Date (Termination Date) shall be the earliest of:

(a) The date on which Condemnor takes possession of the property that is subject to the Condemnation;

(b) The date on which title to the property subject to the Condemnation is vested in Condemnor;

(c) If Landlord has elected to terminate, the date on which Landlord requires possession of the property in connection with the Condemnation, as specified in written notice delivered to Tenant no less than thirty (30) days before that date; or

(d) If Tenant has elected to terminate, thirty (30) days after Landlord's receipt of written notice of termination from Tenant.

If both Landlord and Tenant have elected to terminate under this Article 16, the Termination Date shall be the earliest of the dates described in subparagraphs (a)-(d).

16.3.2. Automatic Termination. If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Termination Date, and the Condemnation Award shall be allocated between Landlord and Tenant in accordance with section 16.5.

16.3.3. Landlord's Right to Terminate. Landlord shall have the option to terminate this Lease if:

(a) Ten percent (10%) or more of the Rentable Square Feet of the Project or the Premises is taken through Condemnation;

(b) Any portion of the Project or Real Property necessary for Landlord to operate the Project efficiently is taken through Condemnation; or

(c) Any other areas providing access to the Premises or Project are taken through Condemnation.

To elect to terminate the Lease under this subsection 16.3.3, Landlord must provide written notice of its election (Landlord's Taking Termination Notice) to Tenant within thirty (30) days after the later of (a) the filing of a complaint by Condemnor or (b) the final agreement and determination by Landlord and Condemnor of the extent of the taking. In that event, this Lease shall be terminated on the Termination Date, and all Rent shall be prorated to that date. If Landlord does not elect to terminate under this subsection 16.3.3, Landlord shall, subject to subsection 16.3.4, be obligated to the extent of severance damages received by Landlord to reasonably restore (to the extent feasible) the Premises or access to the Premises, subject to Landlord's obtaining all necessary approvals, permits, and authorizations relating to such work.

16.3.4. Tenant's Right to Terminate.

16.3.4.1. Grounds; Termination Notice. Tenant shall have the option to terminate this Lease by providing thirty (30) days' written notice to Landlord if one or both of the following are taken through Condemnation:

(a) Twenty-five percent (25%) or more of the Rentable Square Feet of the Premises; or

(b) Any portion of the Project that provides Tenant with its access to the Premises and that, if taken, would eliminate Tenant's access to the Premises.

Tenant's notice must be given within thirty (30) days after Tenant's receipt of the Condemnation Notice required by section 16.2.

16.3.4.2. Landlord's Restoration Notice. Despite Tenant's termination right, this Lease shall continue in full force and effect if Landlord gives Tenant written notice (Restoration Notice) within thirty (30) days after the date on which the nature and extent of the Condemnation are finally determined, stating that:

(a) Landlord shall, at Landlord's sole expense, reconfigure the remaining Premises or provide alternative, reasonable access to Tenant so that the area of the Premises shall be substantially the same after the Condemnation and Tenant shall have reasonable access to the Premises after the Condemnation;

(b) Landlord shall begin the restoration as soon as reasonably practicable; and

(c) Landlord has reasonably determined that such restoration can be completed within ninety (90) days after the date of the notice.

16.3.5. Tenant's Waiver. Tenant agrees that its rights to terminate this Lease due to partial Condemnation are governed by this Article 16. Tenant waives all rights it may have under California Code of Civil Procedure section 1265.130, or otherwise, to terminate this Lease based on a partial Condemnation.

16.3.6. Proration of Rent. If this Lease is terminated under this Article 16, the termination shall be effective on the Termination Date, and Landlord shall prorate Rent to that date. Tenant shall be obligated to pay Rent for the period up to, but not including, the Termination Date as prorated by Landlord. Landlord shall return to Tenant prepaid Rent allocable to any period on or after the Termination Date.

16.4. Effect of Condemnation if Lease Is Not Terminated. If any part of the Premises is taken by Condemnation and this Lease is not terminated, Rent shall be proportionately reduced based on the Rentable Square Footage of the Premises taken. Landlord and Tenant agree to enter into an amendment to this Lease within thirty (30) days after the partial taking, confirming the reduction in Rentable Square Footage of the Premises and the reduction in Rent. If Landlord gives Tenant a timely Restoration Notice under subsection 16.3.4.2, this Lease shall continue in full force and effect without any reduction of Rent (unless the Premises as restored are smaller than the existing Premises, in which case Rent shall be proportionately reduced based on the reduced Rentable Square Footage), except that Rent shall be abated for the portion of the Premises not usable by Tenant until Landlord completes the restoration as provided in the Restoration Notice.

16.5. Allocation of Award.

16.5.1. Landlord's Right to Award. Except as provided in subsection 16.5.2 in connection with a Condemnation:

(a) Landlord shall be entitled to receive all compensation and anything of value awarded, paid, or received in settlement or otherwise (Award); and

(b) Tenant irrevocably assigns and transfers to Landlord all rights to and interests in the Award and fully waives, releases, and relinquishes any claim to, right to make a claim on, or interest in the Award, including any amount attributable to any excess of the market value of the Premises for the remainder of the Lease Term over the present value as of the Termination Date of the Rent payable for the remainder of the Term (commonly referred to as the "bonus value" of the Lease).

16.5.2. Tenant's Right to Compensation. Despite subsection 16.5.1, Tenant shall have the right to make a separate claim in the Condemnation proceeding, as long as the Award payable to Landlord is not reduced thereby, for:

(a) The taking of the unamortized or undepreciated value of any leasehold improvements owned by Tenant that Tenant has the right to remove at the end of the Lease Term and that Tenant elects not to remove;

(b) Reasonable removal and relocation costs for any leasehold improvements that Tenant has the right to remove and elects to remove (if Condemnor approves of the removal); and

(c) Relocation costs under Government Code section 7262, the claim for which Tenant may pursue by separate action independent of this Lease.

16.6. Temporary Taking. If a temporary taking of part of the Premises occurs through (a) the exercise of any government power (by legal proceedings or otherwise) by Condemnor or (b) a voluntary lease, license, or transfer by Landlord to any Condemnor, either under threat of exercise of eminent domain by a Condemnor or while legal proceedings for condemnation are pending, Rent shall abate during the time of such taking in proportion to the portion of the Premises taken or not reasonably usable as a result. The entire Award relating to the temporary taking shall be and remain the property of Landlord. Tenant irrevocably assigns and transfers to Landlord all rights to and interest in the Award and fully releases and relinquishes any claim to, right to make a claim on, and any other interest in the Award.

Article 17, ASSIGNMENT AND SUBLEASING

17.1. Restricted Transfers.

17.1.1. Consent Required; Definition of Transfer. Tenant shall obtain Landlord's written consent, which consent shall not be unreasonably withheld, conditioned or delayed, before entering into or permitting any Transfer. A Transfer (Transfer) consists of any of the following, whether voluntary or involuntary and whether effected by death, operation of law, or otherwise:

(a) Any assignment, mortgage, pledge, encumbrance, or other transfer of any interest in this Lease;

(b) Any sublease or occupancy of any portion of the Premises by any persons other than Tenant and its employees; and

(c) Any of the changes (e.g., a change of ownership or reorganization) included in the definition of Transfer in section 17.7.

Any person to whom any Transfer is made or sought to be made is a "Transferee." The portion of the Premises to be sought to be Transferred is the “Subject Space.”

17.1.2. Landlord's Remedies. If a Transfer fails to comply with this Article 17, Landlord may, at its sole option, do any or all of the following: (a) void the Transfer and continue the Lease in effect; (b) declare Tenant in material and incurable default under section 22.1 notwithstanding any cure period specified in section 22.1; or (c) ratify the Transfer.

17.2. Transfer Procedure.

17.2.1. Transfer Notice. Before entering into or permitting any transfer, Tenant shall provide to Landlord a written Transfer Notice (Transfer Notice) at least forty-five (45) days before the proposed effective date of the Transfer. The Transfer Notice shall include all of the following:

(a) Information regarding the proposed Transferee, including the name, address, and ownership of Transferee; the nature of Transferee's business; Transferee's character and reputation; and Transferee's current financial statements (certified by an officer, a partner, or an owner of Transferee), bank account statements, tax returns, and a detailed business plan acceptable to Landlord;

(b) All the terms of the proposed Transfer, including the consideration payable by Transferee; the portion of the Premises that is subject to the Transfer (Subject Space); a general description of any planned alterations or improvements to the Subject Space; the proposed use of the Subject Space; the effective date of the Transfer; a calculation of the "Transfer Premium," as defined in subsection 17.4.2, payable in connection with the Transfer; and a copy of all documentation concerning the proposed Transfer; and

(c) Any other information or documentation reasonably requested by Landlord.

17.2.2. Application Fee; Transfer Fee. As a condition to the effectiveness of the Transfer Notice, Tenant shall, when providing a Transfer Notice, pay an application fee of Five Hundred and 00/00 Dollars ($500.00) toward Landlord's administrative and other costs in reviewing and processing the Transfer Notice. In addition, within thirty (30) days after Landlord's written request, Tenant shall pay as Additional Rent any reasonable legal fees that Landlord actually incurs in reviewing and processing the Transfer Notice, and, if applicable, in preparing the documentation (e.g., preparation of assignment of lease) regarding the Transfer (Transfer Fee). Tenant shall pay the Transfer Fee whether or not Landlord consents to the Transfer.

17.2.3. Limits of Consent. If Landlord consents to any Transfer and does not exercise its rights under section 17.5, the following limits apply:

(a) Landlord does not agree to waive or modify the terms and conditions of this Lease.

(b) Landlord does not consent to any further Transfer by either Tenant or Transferee.

(c) Tenant remains liable under this Lease, and any guarantor of the Lease remains liable under the guaranty.

(d) Tenant may enter into that Transfer in accordance with this Article 17 if:
(1) The Transfer occurs within six (6) months after Landlord's consent;

(2) The Transfer is on substantially the same terms as specified in the Transfer Notice; and

(3) Tenant delivers to Landlord, promptly after execution, an original, executed copy of all documentation pertaining to the Transfer in a form reasonably acceptable to Landlord (including Transferee's agreement to be subject and subordinate to the Lease and to assume Tenant's obligations under the Lease to the extent applicable to the Subject Space).

(e) If the Transfer occurs after six (6) months or the terms of the Transfer have materially changed from those in the Transfer Notice, Tenant shall submit a new Transfer Notice under subsection 17.2.1, requesting Landlord's consent, and the Subject Space shall again be subject to Landlord's rights under section 17.5. A material change is one the terms of which would have entitled Landlord to refuse to consent to the Transfer initially or would cause the proposed Transfer to be more favorable to Transferee than the terms in the original Transfer Notice.

17.3. Landlord's Consent.

17.3.1. Reasonable Consent. Landlord may not unreasonably withhold its consent to any proposed Transfer that complies with this Article 17. Reasonable grounds for denying consent include any of the following:

(a) Transferee's character, reputation, credit history, business, or proposed use is not consistent with Landlord’s usual standards for prospective tenants, or with the character or quality of the Project;

(b) Intentionally deleted.

(c) Transferee is either a government agency or an instrumentality of one;

(d) Transferee's intended use of the Premises is inconsistent with the Permitted Use or will materially and adversely affect Landlord's interest;

(e) Transferee's financial condition is or may be inadequate to support the Lease obligations of Transferee under the Transfer documents;

(f) The Transfer would cause Landlord to violate another lease or agreement to which Landlord is a party or would give a Project tenant the right to cancel its lease;

(g) Transferee occupies space in the Project and such space is not contiguous to the Premises, is negotiating with Landlord to lease space in the Project, or has negotiated with Landlord during the six (6) months immediately preceding the Transfer Notice;

(h) Transferee is an assignee that does not intend to occupy the entire Premises and conduct business there for a substantial portion of the term of the Transfer;

(i) The rent charged by Tenant to Transferee during the term of that Transfer, is less than Rent then being paid by Tenant and using a present-value analysis, is less than ninety percent (90%) of the rent then being quoted by Landlord for comparable space in the Project for a comparable term (Quoted Rent), using a present-value analysis; or

(j) The transfer would cause or be likely to cause Landlord to:

(1) incur fees, costs, taxes, assessments or other detriment exceeding Five Thousand and no/00 Dollars ($5,000.00), exclusive of administrative fees and other costs in connection with processing the Transfer Notice and Transfer Fees, that could otherwise be avoided; or

(2) be required to incur any maintenance or repair expense exceeding Five Thousand and no/00 Dollars ($5,000.00) that could otherwise be avoided or deferred.

17.3.2. Landlord's Written Response. Within a thirty (30) days after receipt of a Transfer Notice that complies with subsection 17.2.1, Landlord shall approve or disapprove the proposed Transfer in writing.

17.3.3. Tenant's Remedies. If Landlord wrongfully denies or conditions its consent, Tenant may seek only declaratory and injunctive relief. Tenant specifically waives any damage claims against Landlord in connection with the withholding of consent.

17.3.4. Tenant's Indemnity. Tenant shall indemnify, defend, and hold harmless Landlord from and against all Claims by any third party (including the proposed Transferee) arising out of or relating (directly or indirectly) to a proposed Transfer. If a judicial determination is made that any of the Claims were caused solely by Landlord's breach of this Article 17, however, Tenant's indemnity obligation shall not extend to those Claims.

17.4. Transfer Premium.

17.4.1. Transfer Premium Payment. As a reasonable condition to Landlord's consent to any Transfer, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium, as defined in subsection 17.4.2.

17.4.2. Definition of Transfer Premium. Transfer Premium (Transfer Premium) means all base rent, additional rent, and other consideration payable by Transferee to Tenant (including key money and bonus money and any payment in excess of fair market value for services rendered by Tenant to Transferee or assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with the Transfer net of Tenant’s expenses incurred in connection with the Transfer (Transferee Rent)), after deducting the Rent payable by Tenant under this Lease (excluding the Transfer Premium) for the Subject Space (Tenant Rent).

If part of the Transfer Premium is payable by Transferee other than in cash, Landlord's share of that noncash consideration shall be in a form reasonably satisfactory to Landlord.

17.4.3. Monthly Payment of Transfer Premium; Calculation. Tenant shall pay the Transfer Premium on a monthly basis, together with its payment of Additional Rent under Article 5. In calculating the Transfer Premium, Tenant Rent, Transferee Rent, and Quoted Rent, the parties shall first adjust the rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions, including any rent credit and any Improvement Allowance. For purposes of calculating the effective rent, all those concessions shall be amortized on a straight-line basis over the relevant term.

17.4.4. Audit of Transfer Premium. On Landlord's written request, if Landlord has a reasonable basis to believe that Tenant is withholding Transfer Premium, Tenant shall furnish a complete statement, certified by an independent certified public accountant or Tenant's chief financial officer, describing in detail the computation of any Transfer Premium that Tenant has derived or will derive from the Transfer. If Landlord's independent certified public accountant finds that the Transfer Premium for any Transfer has been understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of that audit. If Tenant has understated the Transfer Premium by more than ten percent (10%), Landlord may, at its option, declare Tenant in material and incurable default under section 22.1 notwithstanding any cure period specified in section 22.1.

17.5. Landlord's Option to Recapture Space.

17.5.1. Landlord's Recapture Right. Despite any other provision of this Article 17, if the Transferee is an assignee or subtenant, Landlord has the option, by written notice to Tenant (Recapture Notice) within thirty (30) days after receiving any Transfer Notice, to recapture the Subject Space by terminating this Lease for the Subject Space or taking an assignment or a sublease of the Subject Space from Tenant. A timely Recapture Notice terminates this Lease or creates an assignment or a sublease for the Subject Space for the same term as the proposed Transfer, effective as of the date specified in the Transfer Notice. If Landlord declines or fails timely to deliver a Recapture Notice, Landlord shall have no further right under this section 17.5 to the Subject Space unless it becomes available again after Transfer by Tenant. Tenant shall have the right to withdraw its request for Landlord’s consent to the proposed Transfer (“Withdrawal Right”), provided Tenant exercises such Withdrawal Right within five (5) business days after receipt of Landlord’s termination notice.  If Tenant timely exercises its Withdrawal Right, the Lease shall continue in full force and effect as if Tenant had not requested Landlord’s consent to the proposed Transfer.

17.5.2. Consequences of Recapture. To determine the new Base Rent under this Lease if Landlord recaptures the Subject Space, the original Base Rent under the Lease shall be multiplied by a fraction, the numerator of which is the Rentable Square Feet of the Premises retained by Tenant after Landlord's recapture and the denominator of which is the total Rentable Square Feet of the Premises before Landlord's recapture. The Additional Rent, to the extent that it is calculated on the basis of the Rentable Square Feet within the Premises, shall be reduced to reflect Tenant's proportionate share based on the Rentable Square Feet of the Premises retained by Tenant after Landlord's recapture. This Lease as so amended shall continue thereafter in full force and effect. Either party may require written confirmation of the amendments to this Lease necessitated by Landlord's recapture of the Subject Space. If Landlord recaptures the Subject Space, Landlord shall, at Landlord's sole expense, construct any partitions required to segregate the Subject Space from the remaining Premises retained by Tenant. Tenant shall, however, pay for painting, covering, or otherwise decorating the surfaces of the partitions facing the remaining Premises retained by Tenant.

17.6. Right to Collect Rent. If this Lease is assigned, Landlord may collect Rent directly from Transferee. If all or part of the Premises is subleased and Tenant defaults, Landlord may collect Rent directly from Transferee. Landlord may then apply the amount collected from Transferee to Tenant's monetary obligations under this Lease. Collecting Rent from a Transferee or applying that Rent to Tenant's monetary obligations does not waive any provisions of this Article 17. Collection of Rent pursuant to this Article 17 shall not be deemed a recognition by Landlord of the Transfer or Transferee's tenancy.

17.7. Transfers of Ownership Interests and Other Organizational Changes.

17.7.1. Change of Ownership; Reorganization. For purposes of this Article 17, Transfer (Transfer) also includes:

(a) If Tenant is a partnership or limited liability company:

(1) A change in ownership effected voluntarily, involuntarily, or by operation of law, of twenty-five percent (25%) or more of the partners or members or twenty-five percent (25%) or more of the partnership or membership interests; or

(2) The dissolution of the partnership or limited liability company without its immediate reconstitution.

(b) If Tenant is a closely held corporation (i.e., one whose stock is not publicly held and not traded through an exchange or over the counter):

(1) The sale or other transfer of more than an aggregate of twenty-five percent (25%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death);

(2) The sale, mortgage, hypothecation, or pledge of more than an aggregate of twenty-five percent (25%) of the value of Tenant's unencumbered assets; or

(3) The dissolution, merger, consolidation, or other reorganization of Tenant.

17.7.2. Transfer to Affiliate. Despite any other provision of this Lease, Landlord's consent is not required for any Transfer to an Affiliate, as defined in subsection 17.7.3, as long as the following conditions are met:

(a) At least ten (10) business days before the Transfer, Landlord receives written notice of the Transfer (as well as any documents or information reasonably requested by Landlord regarding the Transfer or Transferee);

(b) The Transfer is not a subterfuge by Tenant to avoid its obligations under the Lease;

(c) If the Transfer is an assignment, Transferee assumes in writing all of Tenant's obligations under this Lease relating to the Subject Space; and
(d) Transferee has a tangible net worth, as evidenced by financial statements delivered to Landlord and certified by an independent certified public accountant in accordance with generally accepted accounting principles that are consistently applied (Net Worth), at least equal to Tenant's Net Worth either immediately before the Transfer or as of the date of this Lease, whichever is greater.

17.7.3. Definition of "Affiliate." An Affiliate (Affiliate) means any entity that controls, is controlled by, or is under common control with Tenant. Control (Control) means the direct or indirect ownership of more than fifty percent (50%) of the voting securities of an entity or possession of the right to vote more than fifty percent (50%) of the voting interest in the ordinary direction of the entity's affairs.

17.8. Restrictions on Marketing the Space. Tenant may not enter into any listing agreement for marketing the Subject Space other than through the exclusive leasing agent designated by Landlord for the Project. Tenant may not promote or advertise the availability of the Subject Space unless Landlord has approved Tenant’s advertising or promotional materials in writing. Tenant may not market the Subject Space at a rate less than the Quoted Rent.

Article 18, SURRENDER OF PREMISES

18.1. Surrender of Premises. No act of Landlord or its authorized representatives shall constitute Landlord's acceptance of a surrender or abandonment of the Premises by Tenant unless that intent is specifically acknowledged in a writing signed by both parties. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of all subleases or subtenancies. Landlord shall exercise this option by giving notice of that assignment to all subtenants within ten (10) days after the effective date of the surrender and termination.

18.2. Removal of Tenant Property by Tenant. On the expiration or earlier termination of the Lease Term, Tenant shall quit the Premises and surrender possession to Landlord in accordance with this section 18.2. Tenant shall leave the Premises in good order and condition, except for reasonable wear and tear, subject to any casualties, condemnation, or repairs that are specifically made the responsibility of Landlord. On expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises:

(a) All debris and rubbish;

(b) Any items of furniture, equipment, freestanding cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises;

(c) Any similar articles of any other persons claiming under Tenant that Landlord, in Landlord's sole discretion, requires to be removed; and

(d) Any alterations and improvements that Tenant is required to remove under Article 12.

Tenant shall, at Tenant's sole expense, repair all damage or injury that may occur to the Premises or the Project caused by Tenant's removal of those items and shall restore the Premises and Project to their original condition.

Article 19, HOLDING OVER

19.1. Holdover Rent. If Tenant remains in possession of the Premises after expiration or earlier termination of this Lease with Landlord's express written consent, Tenant's occupancy shall be a month-to-month tenancy at a rent agreed on by Landlord and Tenant but in no event less than the Base Rent and Additional Rent payable under this Lease during the last full month before the date of expiration or earlier termination of this Lease. The month-to-month tenancy shall be on the terms and conditions of this Lease as provided in the preceding sentence, but excepting section 3.1. Landlord's acceptance of rent after such holding over with Landlord's written consent shall not result in any other tenancy or in a renewal of the original term of this Lease. If Tenant remains in possession of the Premises after expiration or earlier termination of this Lease without Landlord's express written consent, Tenant's continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as rent during the holdover period One Hundred fifty percent (150%) of the Base Rent and payable under this Lease for the last full month before the date of expiration or termination.

19.2. No Consent or Waiver Implied. Nothing in this Article 19 shall be construed as implied consent by Landlord to any holding over by Tenant. Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease on expiration or other termination of this Lease. The provisions of this Article 19 shall not be considered to limit or constitute a waiver of any other rights or remedies of Landlord provided in this Lease or at law.

Article 20, ESTOPPEL CERTIFICATES

20.1. Tenant's Obligation to Provide Estoppel Certificates. Within ten (10) business days after a written request by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, indicating in the certificate any exceptions to the statements in the certificate that may exist at that time. The statements in the certificate may, inter alia, contain representations and warranties of Tenant regarding or to the effect that: a true and correct copy of this Lease is attached thereto and is the entire agreement between the parties; this Lease has not been amended, except as stated in the certificate; this Lease remains in full force and effect; Landlord is not in breach of any term or provision of the Lease except as stated in the certificates; the amounts of any pre-paid rent and security deposit held by Landlord; Tenant is not entitled to any set-offs, credits, abatement of rent or other concessions, except as stated in the certificate; the commencement and expiration dates applicable to Tenant’s tenancy; the amount of Base Rent and Additional Rent then being paid by Tenant; the next due date for payment of Rent; Tenant is not in default of any obligations arising under the Lease; Tenant has no Claims against Landlord; except as stated in the certificates Tenant’s Share of Direct Expenses; Tenant has no extension or expansion options or options to acquire the Premises or the Real Property, except as stated in the certificate except as stated in the certificates; Tenant has not Transferred the Lease or any interest therein; Tenant has no actual or constructive knowledge of any processing, use, storage, disposal, release, or treatment of any hazardous or toxic material or substance on the Premises or the Real Property, except as stated in the certificate; there are no pending actions, voluntary or involuntary, under any bankruptcy or insolvency laws of the United States or any state against Tenant or any guarantor of Tenant's obligations under the Lease; Tenant is aware that the certificate will be relied on by Landlord and Landlord’s lender or prospective purchaser of the Real Property; and Tenant will attorn to any transferee of Landlord’s interest in the Real Property. The certificate shall also contain any other information reasonably requested by Landlord or any existing or prospective lender, mortgagee, or purchaser. To the extent Tenant fails to provide the estoppel certificate within ten (10) days after Landlord’s written request therefor, the content thereof shall be deemed approved, and Tenant shall be bound by the terms.

20.2. Additional Requested Documents or Instruments. Within ten (10) business days after a written request by Landlord, Tenant shall execute and deliver whatever other documents or instruments may be reasonably required for sale or financing purposes, including (if requested by Landlord) a current financial statement and financial statements for the two (2) years preceding the current financial statement year, certified by Tenant.

20.3. Failure to Deliver. Tenant's failure to execute or deliver an estoppel certificate in the required time period shall constitute an acknowledgment by Tenant that the statements included in the estoppel certificate are true and correct, without exception. Tenant's failure to execute or deliver an estoppel certificate or other document or instrument required under this Article 20 in a timely manner shall be a material breach of this Lease.

Article 21, SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT

21.1. Automatic Subordination. This Lease is subject and subordinate to:

(a) The lien of any mortgages, deeds of trust, or other encumbrances (Encumbrances) of the Project and Real Property;

(b) All present and future ground or underlying leases (Underlying Leases) of the Project and Real Property now or hereafter in force against the Project and Real Property;

(c) All renewals, extensions, modifications, consolidations, and replacements of the items described in subparagraphs (a)-(b); and

(d) All advances made or hereafter to be made on the security of the Encumbrances.

Despite any other provision of this Article 21, any Encumbrance holder or lessor may elect that this Lease shall be senior to and have priority over that Encumbrance or Underlying Lease whether this Lease is dated before or after the date of the Encumbrance or Underlying Lease. No subordination to an Encumbrance or Underlying Lease dated after the date of this Lease shall be effective unless and until Tenant has received a nondisturbance agreement from the holder of the Encumbrance or the lessor under the Underlying Lease in a recordable, commercially reasonable form.

21.2. Subordination Agreement; Agency. This subordination is self-operative, and no further instrument of subordination shall be required to make it effective. To confirm this subordination, however, Tenant shall, within ten (10) business days after Landlord's request, execute any further instruments or assurances in recordable form that Landlord reasonably considers necessary to evidence or confirm the subordination or superiority of this Lease to any such Encumbrances or Underlying Leases. Tenant's failure to execute and deliver such instrument(s) shall constitute a default under this Lease.

21.3. Attornment. Tenant covenants and agrees to attorn to the transferee of Landlord's interest in the Real Property by foreclosure, deed in lieu of foreclosure, exercise of any remedy provided in any Encumbrance or Underlying Lease, or operation of law (without any deductions or setoffs), if requested to do so by the transferee, and to recognize the transferee as the lessor under this Lease. The transferee shall not be liable for:

(a) Any acts, omissions, or defaults of Landlord that occurred before the sale or conveyance; or

(b) The return of any security deposit except for deposits actually paid to the transferee.

21.4. Notice of Default; Right to Cure. Tenant agrees to give written notice of any default by Landlord to the holder of any prior Encumbrance or Underlying Lease. Tenant agrees that, before it exercises any rights or remedies under the Lease, the lienholder or lessor shall have the right, but not the obligation, to cure the default within the same time, if any, given to Landlord to cure the default, plus an additional thirty (30) days. Tenant agrees that this cure period shall be extended by the time necessary for the lienholder to diligently begin and reasonably complete foreclosure proceedings and to obtain possession of the Project or Real Property, as applicable.

Article 22, DEFAULTS AND REMEDIES

22.1. Tenant's Default. The occurrence of any of the following shall constitute a default by Tenant under this Lease:

(a) Tenant's failure to pay when due any Rent required to be paid under this Lease if the failure continues for three (3) days after written notice of the failure from Landlord to Tenant;

(b) Tenant's failure to provide any instrument or assurance as required by section 21.2 or estoppel certificate as required by section 20.1 if the failure continues for five (5) days after written notice of the failure from Landlord to Tenant;

(c) Tenant's failure to perform any other obligation under this Lease if the failure continues for thirty (30) days after written notice of the failure from Landlord to Tenant; provided, however if the default is of the type which cannot reasonably be cured within thirty (30) days, then Tenant shall have such longer time as is reasonably necessary provided Tenant commences to cure within ten (10) days after receipt of written notice from Landlord and diligently prosecutes such cure to completion.

(d) Tenant's abandonment of the Premises, without the payment of Rent including Tenant's absence from the Premises for three (3) consecutive days (excluding Saturdays, Sundays, and California legal holidays) while in default of any provision of this Lease;

(e) To the extent permitted by law:

(1) A general assignment by Tenant or any guarantor of the Lease for the benefit of creditors;

(2) The filing by or against Tenant, or any guarantor, of any proceeding under an insolvency or bankruptcy law, unless (in the case of an involuntary proceeding) the proceeding is dismissed within sixty (60) days;

(3) The appointment of a trustee or receiver to take possession of all or substantially all the assets of Tenant or any guarantor, unless possession is unconditionally restored to Tenant or that guarantor within thirty (30) days and the trusteeship or receivership is dissolved;

(4) Any execution or other judicially authorized seizure of all or substantially all the assets of Tenant located on the Premises, or of Tenant's interest in this Lease, unless that seizure is discharged within thirty (30) days;

(f) The committing of waste on the Premises; or

(g) Tenant's failure to occupy the Premises within ten (10) business days after the Premises are ready for occupancy.

22.2. Replacement of Statutory Notice Requirements. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by section 31.12 shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure section 1162 or any similar or successor statute. Landlord’s notice of default may provide that Tenant’s failure to cure the default within the applicable period specified in section 22.1 shall automatically cause the Lease to thereby be immediately deemed terminated or forfeited.

22.3. Landlord's Remedies on Tenant's Default. On the occurrence of a default by Tenant, Landlord shall have the right to pursue any one or more of the following remedies in addition to any other remedies now or later available to Landlord at law or in equity any or all of which shall be exercised in accordance with applicable laws. These remedies are not exclusive but are instead cumulative.
22.3.1. Termination of Lease. Landlord may terminate this Lease and recover possession of the Premises. Once Landlord has terminated this Lease, whether pursuant to a notice of default deeming the Lease to be terminated if the cure is not performed during the specified period or by subsequent notice given after the default, Tenant shall immediately surrender the Premises to Landlord. On termination of this Lease, Landlord may recover from Tenant all of the following:

(a) The worth at the time of the award of any unpaid Rent that had been earned at the time of the termination, to be computed by allowing interest at the rate set forth in Article 24 but in no case greater than the maximum amount of interest permitted by law;

(b) The worth at the time of the award of the amount by which the unpaid Rent that would have been earned between the time of the termination and the time of the award exceeds the amount of unpaid Rent that Tenant proves could reasonably have been avoided, to be computed by allowing interest at the rate set forth in Article 24 but in no case greater than the maximum amount of interest permitted by law;

(c) The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of the award exceeds the amount of unpaid Rent that Tenant proves could reasonably have been avoided, to be computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%);

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform obligations under this Lease, including, without limitation, brokerage commissions and advertising expenses, expenses of remodeling the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; and

(e) Any other amounts, in addition to or in lieu of those listed above, that may be permitted by applicable law.

22.3.2. Continuation of Lease in Effect. Landlord shall have the remedy described in Civil Code section 1951.4, which provides that, when a tenant has the right to sublet or assign (subject only to reasonable limitations), the landlord may continue the lease in effect after the tenant's breach and abandonment and recover Rent as it becomes due. Accordingly, if Landlord does not elect to terminate this Lease on account of any default by

Tenant, Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

22.3.3. Tenant's Subleases. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, Landlord may:

(a) Terminate any sublease, license, concession, or other consensual arrangement for possession entered into by Tenant and affecting the Premises.

(b) Choose to succeed to Tenant's interest in such an arrangement. If Landlord elects to succeed to Tenant's interest in such an arrangement, Tenant shall, as of the date of notice by Landlord of that election, have no further right to, or interest in, the Rent or other consideration receivable under that arrangement.

22.4. Form of Payment After Default. If Tenant has previously attempted to pay the Landlord with a check drawn on an account with insufficient funds or the Tenant has instructed the drawee to stop payment on a check, draft, or order for payment of money, Landlord shall have the right to require: (a) for a period not to exceed three (3) months, that subsequent amounts paid by Tenant to Landlord under this Lease (to cure a default or otherwise) be paid in the form of cash; or (b) that for the remainder of the Term, that subsequent amounts paid by Tenant to Landlord under this Lease (to cure a default or otherwise) be paid in the form of cashier’s or certified funds check, or wire transfer.

22.5. Efforts to Relet. For purposes of this Article 22, Tenant's right to possession shall not be considered to have been terminated by Landlord's efforts to relet the Premises, by Landlord's acts of maintenance or preservation with respect to the Premises, by appointment of a receiver to protect Landlord's interests under this Lease, or such other acts as are consistent with the protection of Landlord's interests that do not actually prevent Tenant's actual occupation of the Premises. This list is merely illustrative of acts that may be performed by Landlord without terminating Tenant's right to possession.

22.6. Acceptance of Rent Without Waiving Rights. Under Article 25, Landlord may accept Tenant's payments without waiving any rights under this Lease, including rights under a previously served notice of default. If Landlord accepts payments after serving a notice of default, Landlord may nevertheless commence and pursue an action to enforce rights and remedies under the previously served notice of default.

22.7. Tenant's Remedies on Landlord's Default. Tenant waives any right to terminate this Lease and to vacate the Premises on Landlord's default under this Lease. Tenant's sole remedy on Landlord's default is an action for damages or injunctive or declaratory relief.

Article 23, LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

23.1. Landlord's Right to Perform Tenant's Obligations. All obligations to be performed by Tenant under this Lease shall be performed by Tenant at Tenant's expense and without any reduction of Rent. If Tenant's failure to perform an obligation continues for five (5) days after written notice to Tenant of such failure, Landlord may perform the obligation on Tenant's behalf, without waiving Landlord's rights for Tenant's failure to perform any obligations under this Lease and without releasing Tenant from such obligations.

23.2. Reimbursement by Tenant. Within fifteen (15) days after receiving a statement from Landlord, Tenant shall pay to Landlord the amount of expense reasonably incurred by Landlord, under section 23.1, in performing Tenant's obligation.

Article 24, LATE PAYMENTS

24.1. Late Charges. If any Rent payment is not received by Landlord or Landlord's designee within five (5) days after that Rent is due, Tenant shall pay to Landlord a late charge (Late Charge(s)) in the amount stated in Summary of Basic Lease Terms, section 11(a), as liquidated damages, in lieu of actual damages (other than interest under section 24.2 and attorney fees and costs under section 27.1). Tenant shall pay this amount once for each calendar month in which all or any part of any Rent payment for said month remains delinquent for more than five (5) days after the due date. The parties agree that this late charge represents a reasonable estimate of the expenses that Landlord will incur because of any late payment of Rent (other than interest and attorney fees and costs).

Landlord's acceptance of any liquidated damages shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the rights and remedies available to Landlord under this Lease. Tenant shall pay the late charge as Additional Rent with the next installment of Rent.

24.2. Interest. If any Rent payment is not received by Landlord or Landlord's designee within five (5) days after that Rent is due, Tenant shall pay to Landlord interest on the past-due amount, from the date due until paid, at the rate of ten percent (10%) per year.

Despite any other provision of this Lease, the total liability for interest payments shall not exceed the limits, if any, imposed by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to Tenant by application of the amount of excess interest paid against any sums outstanding in any order that Landlord requires. If the amount of excess interest paid exceeds the sums outstanding, the portion exceeding those sums shall be refunded in cash to Tenant by Landlord. To ascertain whether any interest payable exceeds the limits imposed, any nonprincipal payment (including late charges) shall be considered to the extent permitted by law to be an expense or a fee, premium, or penalty rather than interest.

Article 25, NONWAIVER

25.1. Nonwaiver. No waiver of any provision of this Lease shall be implied by any failure of Landlord or Tenant to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by Landlord of any provision of this Lease must be in writing. Such written waiver shall affect only the provision specified and only for the time and in the manner stated in the writing.

25.2. Acceptance and Application of Payment; Not Accord and Satisfaction. No receipt by Landlord of a lesser payment than the Rent required under this Lease shall be considered to be other than on account of the earliest amount due, and no endorsement or statement on any check or letter accompanying a payment or check shall be considered an accord and satisfaction. Landlord may accept checks or payments without prejudice to Landlord's right to recover all amounts due and pursue all other remedies provided for in this Lease.

Landlord's receipt of monies from Tenant after giving notice to Tenant terminating this Lease shall in no way reinstate, continue, or extend the Lease Term or affect the Termination Notice given by Landlord before the receipt of those monies. After serving notice terminating this Lease, filing an action, or obtaining final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of that Rent shall not waive or affect such prior notice, action, or judgment.

Article 26, WAIVER OF RIGHT TO JURY TRIAL

26.1. Waiver of Right to Jury Trial. To the extent now or hereafter permitted by law, Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

_________________        _______________________
Landlord’s Initials            Tenant’s Initials

Article 27, ATTORNEY FEES AND COSTS

27.1. Attorney Fees and Costs. If any party undertakes litigation against the other party arising out of or in connection with this Lease, Landlord shall be entitled to recover from the other party reasonable attorney fees and court costs incurred.

Article 28, LANDLORD'S ACCESS TO PREMISES

28.1. Landlord's Access to Premises. Provided that the exercise of such rights dos not unreasonably interfere with Tenant’s use of or access to the Premises, Landlord and its agents shall have the right at all reasonable times upon reasonable prior written notice except in the case of an emergency threating imminent danger to life or Property to enter the Premises to:

(a) Inspect the Premises;

(b) Show the Premises to prospective purchasers, mortgagees, or during the last nine (9) months of the Lease Term as may be extended tenants or to ground lessors or underlying lessors;

(c) Serve, post, and keep posted notices required by law or that Landlord considers necessary for the protection of Landlord or the Project; or

(d) Make repairs, replacements, alterations, or improvements to the Premises or Project that Landlord considers necessary or desirable.

Despite any other provision of this Article 28, Landlord may enter the Premises at any time upon reasonable prior written notice except in the case of an emergency threatening imminent danger to life or Property to:

(a) Perform services required of Landlord;

(b) Take possession due to any breach of this Lease; or

(c) Perform any covenants of Tenant that Tenant fails to perform.

28.2. Tenant's Waiver. Landlord may enter the Premises under this Article 28 without the abatement of Rent, and Landlord may take any steps necessary to accomplish the stated purpose of Landlord's right of entry. Except to the extent arising from the gross negligence or willful misconduct of Landlord, its agents, employees or contractors, Tenant waives any claims for damages caused by Landlord's entry, including damage claims for:

(a) Injuries;

(b) Inconvenience to or interference with Tenant's business;

(c) Lost profits; and

(d) Loss of occupancy or quiet enjoyment of the Premises.

28.3. Method of Entry. For entry as permitted by this Article 28, Landlord shall at all times have a key or, if applicable, an electronic key with which to unlock all the doors in the Premises, excluding Tenant's vaults or safes. In an emergency situation, Landlord shall have the right to use any means that Landlord considers proper to open the doors in and to the Premises. Any such entry into the Premises by Landlord shall not be considered a forcible or unlawful entry into, or a detainer of, the Premises or an actual or constructive eviction of Tenant from any portion of the Premises.

Article 29, SIGNS

29.1. Project Name; Landlord's Signage Rights. Subject to Tenant's signage rights under this Article 29, Landlord may at any time change the name of the Project and install, affix, and maintain all signs on the exterior and interior of the Project as Landlord may, in Landlord's sole discretion, desire. Tenant shall not have or acquire any property right or interest in the name of the Project. Tenant may use the name of the Project or pictures or illustrations of the Project in advertising or other publicity during the Lease Term.

29.2. Tenant's Signage Rights. Landlord shall, within a reasonable time after Lease Commencement, update the Project directory sign to include Tenant’s trade-name and location. Landlord shall, within the same period of time, install a sign on the entrance to the Premises containing Tenant’s trade-name. All signage shall be in a style consistent with the other Tenant signage at the Project. Landlord shall maintain such signage until expiration or termination of the Term.

29.2.3. Prohibited Signs and Other Items. Except as permitted by this Article 29, Tenant may not display any signs on the exterior or roof of the Project or in the common areas of the Project or the Real Property. Except as permitted by this Article 29, Tenant may not install or display any signs, window coverings, blinds, or other items visible from the exterior of the Premises without Landlord's prior written approval, which Landlord may grant or withhold in Landlord's reasonable discretion. Any signs, notices, logos, pictures, names, or advertisements that are installed by or for Tenant without Landlord's approval may be removed without notice by Landlord at Tenant's expense.

Article 30, TENANT PARKING

30.1. Onsite Parking. Tenant (and Tenant’s employees and invitees) shall have the non-exclusive right to park automobiles, motorcycles and light-trucks in no more than the percentage or number of the onsite parking spaces stated in section 12 Summary of Basic Lease Terms. Parking of trucks heavier than 4.5 tons or longer than 20 feet is prohibited. Overnight parking and camping are prohibited. Tenant shall use all reasonable efforts to ensure that Tenant's employees and visitors comply with the terms of this section 30.1. Tenant shall pay all taxes imposed by any government authority in connection with the use of the parking facility by Tenant or Tenant’s employees and invitees.

30.2 Changes in Location, Layout, and Service. Provided Landlord maintains Tenant’s parking rights in Article 30, Landlord reserves the right to change the location, size, configuration, design, layout, and all other aspects of the parking facility. Landlord may temporarily close off or restrict access to the parking facility from time to time to facilitate construction, alteration, or improvements, without incurring any liability to Tenant and without any abatement of Rent under this Lease.

Article 31, MISCELLANEOUS

31.1. Captions. The captions of articles and sections and the table of contents (if any) of this Lease are for convenience only and have no effect on the interpretation of the provisions of this Lease.

31.2. Word Usage. Unless the context clearly requires otherwise:

(a) The plural and singular numbers shall each be considered to include the other;

(b) The masculine, feminine, and neuter genders shall each be considered to include the others;

(c) "Shall," "will," "must," "agrees," and "covenants" are each mandatory;

(d) "May" is permissive;

(e) "Or" is not exclusive; and

(f) "Includes" and "including" are not limiting.

31.3. Counting Days. Days shall be counted by excluding the first day and including the last day. If the last day is a Saturday, Sunday, or legal holiday as described in Government Code §§6700-6701, it shall be excluded. Any act required by this Lease to be performed by a certain day shall be timely performed if completed before 5 p.m. local time on that date. If the day for performance of any obligation under this Lease is a Saturday, Sunday, or legal holiday, the time for performance of that obligation shall be extended to 5 p.m. local time on the first following date that is not a Saturday, Sunday, or legal holiday. Unless otherwise expressly provided in this Lease, all periods of time referenced in this Lease shall include all calendar days. For purposes of this Lease, the term "business day" shall mean any calendar day other than a Saturday, Sunday, or legal holiday as described in Government Code §§6700-6701.

31.4. Entire Agreement; Amendments. This Lease and all exhibits referred to in this Lease constitute the final, complete, and exclusive statement of the terms of the agreement between Landlord and Tenant pertaining to Tenant's lease of space in the Project during the Term of this Lease, and supersedes all prior and contemporaneous understandings or agreements of the parties, except the Lease(s) under which Tenant has previously occupied the Premises to the extent that rights and obligations thereunder survive expiration or termination of the same. Neither party has been induced to enter into this Lease by, and neither party is relying on, any understanding, agreement, representation, or warranty outside those expressly set forth in this Lease. This Lease may be amended only by an agreement in writing signed by Landlord and Tenant.

31.5. Exhibits. The Exhibits and Addendum, if applicable, referenced in this Lease are a part of this Lease and incorporated into this Lease by reference, whether or not attached hereto.

31.6. Reasonableness and Good Faith. Except as limited elsewhere in this Lease, whenever this Lease requires Landlord or Tenant to give its consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld, conditioned or delayed. If either Landlord or Tenant disagrees with any determination covered by the foregoing provision and reasonably requests the reasons for that determination, the determining party shall furnish its reason in writing and in reasonable detail within five (5) business days following the request. Where consent or approval expressly may be given or withheld in a party’s discretion, that discretion shall be exercised in good faith.

31.7. Partial Invalidity. If a court or arbitrator of competent jurisdiction holds any Lease clause to be invalid or unenforceable in whole or in part for any reason, the validity and enforceability of the remaining clauses, or portions of them, shall not be affected.

31.8. Binding Effect. Subject to Article 17 and sections 31.17-31.18, this Lease shall bind and benefit the parties to this Lease and their legal representatives and successors in interest.

31.9. Independent Covenants. This Lease shall be construed as though the covenants between Landlord and Tenant are independent and not dependent. Tenant expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations under this Lease, Tenant shall not be entitled:

(a) To make any repairs or perform any acts at Landlord's expense; or

(b) To any setoff of the Rent or other amounts owing under this Lease against Landlord.

The foregoing, however, shall in no way impair Tenant's right to bring a separate action against Landlord for any violation by Landlord of the provisions of this Lease if notice is first given to Landlord and any lender of whose address Tenant has been notified, and an opportunity is granted to Landlord and that lender to correct those violations as provided in section 21.4 and 31.12.3.

31.10. Governing Law; Forum and Venue. This Lease shall be construed and enforced in accordance with the laws of the State of California. Any dispute that arises under or relates to this Lease (whether contract, tort, or both) will be resolved in the Superior Court of California located in the county where the Real Property is located.

31.11. Merger. The voluntary or other surrender of this Lease by Tenant, the mutual cancellation of this Lease, or the termination of this Lease as a result of a default by Tenant will not effect a merger and will, at Landlord's sole option on delivery of written notice to Tenant and any subtenants actually known to Landlord within 90 days after such surrender or cancellation, terminate all existing subleases or subtenancies or operate as an assignment to Landlord of any or all subleases or subtenancies.

31.12. Notices. All notices (including requests, demands, approvals, or other communications) under this Lease shall be in writing.

31.12.1. Method of Delivery. Notice shall be sufficiently given for all purposes as follows:

(a) When personally delivered to the recipient, notice is effective on delivery. For purposes of personal delivery, notice shall be deemed personally delivered on a tenant that is an entity if served on the person apparently in charge of the Premises at the time of service.

(b) When mailed first class to the last address of the recipient known to the party giving notice, notice shall be deemed given five (5) business days after deposit, postage prepaid, in a United States Postal Service office or mailbox.

(c) When mailed by certified mail with return receipt requested, notice shall be deemed given on the earliest of five (5) business days after deposit with the United States Postal Service with postage and fees prepaid, or on receipt if delivery is confirmed by a return receipt.

(d) When sent by Federal Express/Airborne/United Parcel Service/DHL WorldWide Express with next-business-day charges prepaid or charged to the sender's account, notice shall be deemed given on the earliest of two (2) business days after deposit with an authorized representative of the delivery service, or on delivery if delivery is confirmed by the delivery service.

(e) When sent by facsimile to the last facsimile number of the recipient known to the party giving notice, notice shall be deemed given effective immediately as long as (1) a duplicate copy of the notice is mailed or sent within one (1) business day by first-class or certified mail or by next-business-day delivery and (2) the facsimile machine of the sending party has generated a written report confirming receipt. Any notice given by facsimile that is received after 5 p.m. (recipient's time) or on a nonbusiness day shall be considered to have been received on the next business day.

31.12.2. Addresses. Addresses for purposes of giving notice are set forth in section 13 Summary of Basic Lease Terms. Either party may change its address or facsimile number by giving the other party notice of the change in any manner permitted by this section 31.12, provided, however, that Tenant must provide a street address suitable for personal service when changing its address. Any change of address notwithstanding, Tenant may be given notice at the Premises’ address until Landlord has recovered possession of the Premises.

31.12.3. Lenders and Ground Lessor. If Tenant is notified of the identity and address of Landlord's lender or ground or underlying lessor, Tenant shall give to that lender or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease.

31.13. Force Majeure. If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes; lockouts; labor disputes; acts of God; inability to obtain services, labor, or materials or reasonable substitutes for those items; government actions or inactions; civil commotions; terrorism; riots; war; enemy or hostile governmental action; judicial orders; fire or other casualty; delay, failure, or interruption of any utility service; or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Tenant's obligation to pay Rent, however, is not excused by this section 31.13.

31.14. Time of the Essence. Time is of the essence of this Lease and each of its provisions.

31.15. Modifications Required by Landlord's Lender. If any existing or prospective lender of Landlord, or ground lessor of the Real Property, requires a modification of this Lease that will not increase Tenant's cost or expense or materially or adversely change Tenant's rights and obligations, this Lease shall be so modified and Tenant shall execute whatever documents are required and deliver them to Landlord within ten (10) days after the request.

31.16. Recording; Memorandum of Lease. Neither this Lease nor any memorandum, affidavit, or other writing relating to this Lease may be recorded by Tenant or anyone acting through, under, or on behalf of Tenant. Recordation in violation of this provision constitutes an act of default by Tenant. On written request by Landlord or any lender or ground lessor, Tenant shall execute an acknowledgment before a notary public of Tenant’s execution of this Lease, or a short form of Lease containing (among other customary provisions) the names of the parties and a description of the Premises and the Lease Term, or both. Tenant shall execute, acknowledge before a notary public, and deliver the acknowledgment of this Lease or the acknowledged short form, as the case may be, to Landlord within ten (10) days after the request.

31.17. Limitations on Landlord Liability. Except as otherwise provided in this Lease or applicable law, for any breach of this Lease the liability of Landlord (including all persons and entities that comprise Landlord, and any successor landlord) and any recourse by Tenant against Landlord shall be limited to the interest of Landlord and Landlord's successors in interest in and to the Project and Real Property (including the rents and profits therefrom). On behalf of itself and all persons claiming by, through, or under Tenant, Tenant expressly waives and releases Landlord from any personal liability for breach of this Lease. The limitation of liability, waiver and release, provided for in this section 31.17, shall not apply to any claim for recovery of Tenant’s Security Deposit, initiated after a transfer of Landlord’s interest in this Lease but without transfer of the Security Deposit, against a transferor that no longer retains any interest in and to the Project and Real Property.

31.18. Transfer of Landlord's Interest. Landlord has the right to transfer all or part of its interest in the Project and Real Property and in this Lease. On such a transfer, Landlord shall automatically be released from all liability accruing under this Lease, and Tenant shall look solely to that transferee for the performance of Landlord's obligations under this Lease after the date of transfer, subject to section 6.2. Landlord may assign its interest in this Lease to a mortgage lender as additional security. This assignment shall not release Landlord from its obligations under this Lease, and Tenant shall continue to look to Landlord for the performance of its obligations under this Lease.

31.19. Joint and Several Obligations of Tenant. If more than one individual or entity comprises Tenant, the obligations and liabilities imposed on each individual or entity that comprises Tenant under this Lease shall be joint and several.

31.20. Submission of Lease. Submission of this document for examination or signature by the parties does not constitute an option or offer to lease the Premises on the terms in this document or a reservation of the Premises in favor of Tenant. This document is not effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

31.21. Legal Authority. Tenant represents and warrants to Landlord that Tenant has accurately disclosed to Landlord, prior to execution of this Lease, whether Tenant is a sole proprietorship, a general or limited partnership, a corporation or limited liability company, or other form of entity. In the event of any breach of this representation and warranty, the person(s) executing this Lease on behalf of Tenant shall, in addition to any entity comprising Tenant, be personally liable to Landlord for the performance of all of the obligations of Tenant arising under this Lease.

31.22. Right to Lease. Landlord reserves the absolute right to contract with any other person or entity to be a tenant in the Project that Landlord, in Landlord's sole business judgment, determines best to promote the interests of the Project. Tenant does not rely on the expectation, and Landlord does not represent, that any specific tenant or type or number of tenants will, during the Lease Term, occupy any space in the Project.

31.23 Ambiguities. Landlord and Tenant hereby acknowledge they each has either been represented by counsel in the negotiation and drafting of this Lease, or has been advised to consider engaging the services of an attorney in connection with the negotiation and drafting of this Lease. Each party hereby waives the benefits of Civil Code §1654 and any other rule of construction to the effect that ambiguities are to be resolved against the drafting party. Said rules shall not be applied in interpreting this Agreement. This Agreement shall be construed according to the mutual intention of the parties, if ascertainable, and if not, according to the commercially reasonable intentions and expectations of the parties.

31.24. Brokers. Landlord and Tenant each represents to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, and that it knows of no real estate broker or other person who is entitled to a commission or finder's fee in connection with this Lease, except as expressly disclosed in section 14 of Summary of Basic Lease Terms. Each party shall be solely responsible for paying the commission or fee owed pursuant to the terms of that party’s agreement with the disclosed broker or finder. Each party shall indemnify, protect, defend, and hold harmless the other party against all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including reasonable attorney fees) for any leasing commission, finder's fee, or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any other real estate broker or other person. The terms of this section 31.24 shall survive the expiration or earlier termination of the Lease Term. Despite anything contained in this Lease to the contrary,

Landlord and Tenant agree and acknowledge that neither this section 31.24 nor any other provision in this Lease may be enforced by any third party.

31.25. Anti-Terrorism Representation. Tenant hereby represents and warrants to Landlord that:

(a) Tenant, its partners, members, officers, directors, investors, shareholders, or affiliates are not and will not during the Term become a person or entity with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) (Pub L 107-56, 115 Stat 272), Executive Order No. 13224 (Sept. 24, 2001), as extended and amended to date, and regulations promulgated thereunder (collectively, Anti-Terrorism Laws).

(b) Tenant, its partners, members, officers, directors, investors, shareholders, or affiliates are not and will not during the Term be included as persons or entities named on the Department of the Treasury's Office of Foreign Assets Control (OFAC) Specially Designated Nationals and Blocked Persons List (SDN List) (collectively, Prohibited Persons).

(c) To the best of Tenant's knowledge, Tenant is not currently, nor during the Term will become, engaged in (1) any transactions or dealings, or otherwise associated with any Prohibited Persons in connection with the use or occupancy of the Premises; (2) making or receiving any contribution of funds, goods, or services to or for the benefit of any Prohibited Person; or (3) any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any anti-money laundering or Anti-Terrorism Laws.

(d) Breach of these representations constitutes a material breach of this Lease and will entitle Landlord to any and all remedies available under this Lease, or at law or in equity.

31.26. Confidentiality. Tenant agrees that the terms of this Lease are confidential and constitute proprietary information of the parties and that disclosure of the terms could adversely affect the ability of Landlord to negotiate with other tenants or prospective tenants of the Project. Tenant agrees that Tenant and its partners, officers, directors, members, managers, employees, contractors, agents, attorneys, and other representatives will not disclose the terms of this Lease to any other person without the prior written consent of Landlord, except by order of a court of competent jurisdiction.

31.27. Intentionally deleted.

IN WITNESS HEREOF, the undersigned do hereby execute this Lease as of the date indicated herein below.

LANDLORD:
Date: October 28, 2015	Brandin Court Associates, LLC
a California limited liability company

By: /s/ Tammy Elisiean
Name: Tammy Elisiean
Manager

TENANT
Date: October 27, 2015	The Spectranetics Corporation, a Delaware corporation

By: /s/ Nick Zeimen
Its: Senior Vice President, Operations